Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION FOR IMMEDIATE RELEASE THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION 20 November 2018 RECOMMENDED CASH OFFER for BTG plc (“BTG”) by Bravo Bidco Limited (“Bravo Bidco”) a newly incorporated entity indirectly wholly-owned by Boston Scientific Corporation (“Boston Scientific”) intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act Summary  The Boards of Boston Scientific, Bravo Bidco and BTG are pleased to announce that they have reached agreement on the terms of a recommended cash offer by Bravo Bidco for the acquisition of the entire issued and to be issued ordinary share capital of BTG (the “Acquisition”). The Acquisition is intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act (the “Scheme”). Under the terms of the Acquisition, BTG Shareholders will be entitled to receive: for each BTG Share: 840 pence in cash (the “Offer Price”) The Offer Price values the entire issued and to be issued ordinary share capital of BTG at approximately £3.3 billion and represents a premium of approximately: o 36.6 per cent. to the closing price of 615 pence per BTG Share on 19 November 2018 (being the last Business Day before this Announcement); and o 51.0 per cent. to the BTG 90 trading day volume-weighted average share price for the period ended 19 November 2018 (being the last Business Day before this Announcement).  If any dividend or other distribution is authorised, declared, made or paid in respect of the BTG Shares on or after the date of this Announcement and prior to the Effective Date, Bravo Bidco reserves the right to reduce the Offer Price by the amount of all or part of any such dividend or other distribution. Recommendation  The BTG Directors, who have been so advised by Goldman Sachs International, J.P. Morgan Cazenove and Rothschild & Co as to the financial terms of the Acquisition, each consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the BTG Directors, each of 1

Goldman Sachs International, J.P. Morgan Cazenove and Rothschild & Co has taken into account the commercial assessments of the BTG Directors.  Accordingly, the BTG Directors intend to recommend unanimously that BTG Shareholders vote (or procure the voting) in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer), as each BTG Director holding BTG Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of 969,032 BTG Shares, representing in aggregate approximately 0.3 per cent. of the issued ordinary share capital of BTG on the Last Practicable Date. Irrevocable Undertakings and Support for the Acquisition  In addition to the irrevocable undertakings received from BTG Directors holding BTG Shares referred to above, Bravo Bidco has received irrevocable undertakings to vote (or to procure the voting) in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) from Invesco Asset Management Limited, Novo Holdings A/S and Woodford Investment Management Limited in respect of a total of 127,062,586 BTG Shares, representing, in aggregate, approximately 32.8 per cent. of the share capital of BTG in issue on the Last Practicable Date.  In aggregate, therefore, Bravo Bidco has received irrevocable undertakings in respect of 128,031,618 BTG Shares, representing approximately 33.1 per cent. of the share capital of BTG in issue on the Last Practicable Date.  Further details of these irrevocable undertakings are set out in Appendix III to this Announcement. Comments on the Acquisition Commenting on the Acquisition, Michael F. Mahoney, the Chairman and Chief Executive Officer of Boston Scientific said: “The acquisition of BTG and its rapidly growing peripheral interventional portfolio is an exciting extension of our category leadership strategy that will augment our capabilities in important areas of unmet need such as cancer and pulmonary embolism. We are confident that the addition of these therapies to our portfolio will ultimately advance patient care in ways that could not be realised by either company alone, while also allowing us to realise substantial synergies and provide a strong return for investors.” Commenting on the Acquisition, Garry Watts, the Chairman of BTG said: “Under the leadership of Louise Makin and the broader management team, BTG has developed into a global healthcare company with a leading Interventional Medicine platform. We believe Boston Scientific’s offer represents an attractive proposition for BTG Shareholders with a significant premium in cash and recognises the value created by the support of our long term large shareholders. We are proud of what BTG has become and of all BTG employees for their contributions.” Commenting on the Acquisition, Louise Makin, the Chief Executive Officer of BTG said: “I would like to thank and acknowledge all BTG colleagues for building a leading global healthcare company. Our Interventional Medicine portfolio delivers value to patients and is a significant growth driver for the business, and we’re also proud of our highly profitable pharmaceuticals business focused on critical care products. 2

We remain committed to transforming patient care through our passion for people, relentless curiosity, and ambition to lead the way. Boston Scientific shares that vision, and their comprehensive clinical and commercial expertise will accelerate the delivery of our strategy and expand the global reach of our Interventional Medicine portfolio. The strong strategic and cultural fit between the companies gives me confidence that our business will continue to make a real difference for our patients, customers, employees and wider stakeholders.” General It is intended that the Acquisition will be implemented by means of the Scheme, further details of which are contained in the full text of this Announcement and will be set out in the Scheme Document. However, Bravo Bidco reserves the right, with the consent of the Panel and BTG (or, in certain circumstances, without the consent of BTG), in each case subject to the terms of the Co-operation Agreement, to implement the Acquisition by way of a Takeover Offer.  The Acquisition will be subject to the Conditions and certain further terms set out in Appendix I to this Announcement, including, amongst other things: the approval by a majority in number of Scheme Shareholders representing at least 75 per cent. in value of Scheme Shares present, entitled to vote and voting, either in person or by proxy, at the Court Meeting; o the approval of the Resolution in connection with the implementation of the Scheme by the requisite majority of BTG Shareholders at the General Meeting; o the sanction of the Scheme by the Court; o o the Scheme becoming Effective by no later than the Long Stop Date; o the receipt of competition clearance (or the expiration or termination of any waiting period, as applicable) in the US under the HSR Act; o either a CMA decision not to make a CMA Phase 2 Reference or the absence of a CMA request to submit a Merger Notice or an indication from the CMA that the Initial Period has begun when all other Conditions are met; and the receipt of merger control clearance (or the expiration or termination of any waiting period, as applicable) in Germany under the German Act Against Restraints of Competition, in Spain under the Spanish Competition Act, or alternatively, in case of a referral under Article 22 of EU Merger Regulation from a member state to the European Commission in the EU. o The Scheme Document will include further information about the Acquisition and the Scheme, together with notices of the Court Meeting and the General Meeting and the expected timetable of the Scheme, and will specify the actions to be taken by BTG Shareholders. The Scheme Document will be sent to BTG Shareholders as soon as reasonably practicable and, in any event (save with the consent of the Panel), within 28 days of this Announcement and will be made available on BTG’s website at www.btgplc.com and Boston Scientific’s website at http://investors.bostonscientific.com/ (subject to certain restrictions in relation to persons in Restricted Jurisdictions). The Scheme is expected to be Effective around mid-2019, subject to the satisfaction or (where applicable) waiver of the Conditions. This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including its Appendices). 3

The Acquisition will be subject to the Conditions and certain further terms set out in Appendix I and the full terms and conditions which will be set out in the Scheme Document. Appendix II contains the sources of information and bases of calculation of certain information contained in this Announcement. Appendix III contains a summary of the irrevocable undertakings received in relation to the Acquisition, and Appendix IV contains definitions of certain terms and expressions used in this Announcement.

Enquiries:

Bravo Bidco / Boston Scientific	**+1 (508) 683-5565**
Susie Lisa (Investor Relations)	
Barclays (financial adviser to Bravo Bidco and Boston Scientific)	**+44 20 7623 2323**
Doug Solomon Jed Brody Derek Shakespeare	
BTG	**+44 20 7575 1741**
Andy Burrows (Vice President, Corporate & Investor Relations)	
Goldman Sachs International (joint financial adviser to BTG)	**+44 20 7774 1000**
Anthony Gutman Nimesh Khiroya Søren Moller-Rasmussen	
J.P. Morgan Cazenove (joint financial adviser and joint corporate broker to BTG)	**+44 20 7742 4000**
James Mitford Dwayne Lysaght Alex Bruce	
Rothschild & Co (joint financial adviser to BTG)	**+44 20 7280 5000**
Richard Murley Dominic Hollamby Julian Hudson	
Deutsche Bank AG (joint corporate broker to BTG)	**+44 20 7545 8000**
Neil Collingridge Seth Damergy	
FTI Consulting (PR adviser to BTG)	**+44 20 3727 1000**
Ben Atwell	

Allen & Overy LLP is retained as legal adviser to BTG. Shearman & Sterling LLP, Arnold & Porter Kaye Scholer LLP and Travers Smith LLP are retained as legal advisers to Boston Scientific.

Important Notices Relating to Financial Advisers

*Barclays Bank PLC, acting through its investment bank ("**Barclays**"), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Boston Scientific and Bravo Bidco and no one else*

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in connection with the matters referred to in this Announcement and will not be responsible to anyone other than Boston Scientific and Bravo Bidco for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement. Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for BTG and no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the contents of this Announcement or any other matter referred to in this Announcement. J. P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”), is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom. J.P. Morgan Cazenove is acting exclusively for BTG and no one else in connection with the Acquisition and any other matters referred to in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Acquisition or any matter referred to in this Announcement. N M Rothschild & Sons Limited (“Rothschild & Co”), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for BTG and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to clients of Rothschild & Co, nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement. Neither Rothschild & Co nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild & Co in connection with the matters referred to in this Announcement, or otherwise. Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany's Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation Authority, and regulation by the FCA, are available on request or from www.db.com/en/content/eu_disclosures.htm. Deutsche Bank AG, acting through its London branch ("Deutsche Bank") is acting as Corporate Broker to BTG plc and no other person in connection with this Announcement or any of its contents. Deutsche Bank will not be responsible to any person other than BTG plc for providing any of the protections afforded to clients of Deutsche Bank, nor for providing any advice in relation to the matters set out in this Announcement. Neither Deutsche Bank nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with the matters set out in this Announcement, any statement contained herein or otherwise. Further Information This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Acquisition or 5 otherwise nor shall there be any sale, issuance or transfer of any securities pursuant to the Acquisition in any jurisdiction in contravention of any applicable laws. The Acquisition will be implemented solely pursuant to the terms of the Scheme Document (or in the event that the Acquisition is to be implemented by means of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any decision, vote or other response in respect of the Acquisition should be made only on the basis of information contained in the Scheme Document. BTG Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been dispatched. This Announcement does not constitute a prospectus or prospectus-equivalent document. This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom. In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the Exchange Act, Barclays and its affiliates will continue to act as an exempt principal trader in BTG securities on the London Stock Exchange. The purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the US to the extent that such information is made public in the United Kingdom. Overseas jurisdictions The release, publication or distribution of this Announcement in, and the availability of the Acquisition to persons who are residents, citizens or nationals of jurisdictions other than the United Kingdom may be restricted by laws and/or regulations of those jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Therefore, any persons not resident in the United Kingdom and/or who are subject to the laws and regulations of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable legal and regulatory requirements. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. The Acquisition will not be made, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. The receipt of cash pursuant to the Acquisition by BTG Shareholders may be a taxable transaction under applicable national, state and local, as well as foreign and other tax laws. Each BTG Shareholder is urged to consult their independent professional adviser regarding the tax consequences of the Acquisition applicable to him. 6

If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in, into or by use of the mails or any other means of instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and shall not be capable of acceptance by any such use, means, instrumentality or facility or from within such Restricted Jurisdiction. This Announcement has been prepared for the purpose of complying with English law, the rules of the London Stock Exchange and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement has been prepared in accordance with the laws of jurisdictions outside England and Wales. Further details in relation to BTG Shareholders in overseas jurisdictions will be contained in the Scheme Document. Notice to US Investors in BTG The Acquisition relates to the shares of a company organised under the laws of England and Wales and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales (Part 26 of the Companies Act). This Announcement, the Scheme Document and certain other documents relating to the Acquisition have been or will be prepared in accordance with English law, the Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Securities Exchange Act of 1934, as amended (the “US Exchange Act”). Accordingly, the Acquisition is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement involving a target company in England listed on the London Stock Exchange, which differ from the disclosure requirements of the United States tender offer and proxy solicitation rules. Bravo Bidco reserves the right, subject to the prior consent of the Panel, to elect to implement the Acquisition by way of a Takeover Offer. If, in the future, Bravo Bidco exercises its right to implement the Acquisition by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, such offer and the Acquisition will be made in compliance with applicable US tender offer regulations. If the Acquisition is implemented by way of a Takeover Offer, pursuant to Rule 14e-5(b) under the US Exchange Act, Bravo Bidco, certain affiliated companies or their nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, shares in BTG outside such a Takeover Offer during the period in which such a Takeover Offer would remain open for acceptance. If such purchases or arrangements to purchase were to be made, they would be made outside the US and would apply in accordance with applicable law, including the US Exchange Act and the Code. Such purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to the Regulatory News Service of the London Stock Exchange and will be available on the London Stock Exchange website at: http://www.londonstockexchange.com/prices-and-news/prices-news/home.htm. BTG’s financial statements, and all financial information that is included in this Announcement or that may be included in the Scheme Document, or any other documents relating to the Acquisition, have been or will be prepared in accordance with non-US accounting standards that may not be comparable to financial information of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles. 7

Neither the United States Securities and Exchange Commission nor any US state securities commission has approved or disapproved the Acquisition, passed upon the merits or fairness of the Acquisition or passed any opinion upon the accuracy, adequacy or completeness of this Announcement or the Scheme Document. Any representation to the contrary is a criminal offence in the United States. BTG is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against BTG or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue BTG or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. The receipt of cash pursuant to the Acquisition by US holders of BTG Shares as consideration for the transfer of its Scheme Shares pursuant to the Scheme may be a taxable transaction for US federal income tax purposes and under applicable US state and local, as well as foreign and other, tax laws. Each US holder of BTG Shares is urged to consult his or her independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to him or her. Forward Looking Statements This Announcement contains certain statements which are, or may be deemed to be, “forward-looking statements” which are prospective in nature. All statements other than statements of current or historical fact, are or may be deemed to be, forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are therefore subject to known and unknown risks and uncertainties which could cause actual results, performance or events to differ materially from the future results, performance or events expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects”, “goal”, “objective”, “outlook”, “risks”, “seeks” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might”, “probably” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Such forward-looking statements involve risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Announcement. Any forward-looking statements made in this Announcement on behalf of BTG, Bravo Bidco or Boston Scientific are made as of the date of this Announcement based on the opinions and estimates of directors of BTG, Bravo Bidco or Boston Scientific, respectively and no assurance can be given that such opinions or estimates will prove to have been correct. Each of BTG, Bravo Bidco, Boston Scientific and their respective members, directors, officers, employees, advisers and any person acting on behalf of one or more of them, expressly disclaims any intention or obligation to update or revise any forward-looking or other statements contained in this Announcement, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither BTG, Bravo Bidco, Boston Scientific or their respective members, directors, officers or employees, advisers or any person 8 acting on their behalf, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. No forward-looking or other statements have been reviewed by the auditors of BTG, Bravo Bidco or Boston Scientific. All subsequent oral or written forward-looking statements attributable to BTG, Bravo Bidco or Boston Scientific of their respective members, directors, officers, advisers or employees or any person acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Rounding Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them. No profit forecasts or estimates Nothing in this Announcement is intended or shall be deemed to be a forecast, projection or estimate of the future financial performance of BTG, Boston Scientific or Bravo Bidco for any period and no statement in this Announcement should be interpreted to mean that cash flow from operations, earnings, or earnings per share or income of those persons (where relevant) for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, earnings, earnings per share or income of those persons (as appropriate). Disclosure requirements of the Code Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the Announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 pm (London time) on the 10th Business Day following the commencement of the Offer Period and, if appropriate, by no later than 3:30 pm (London time) on the 10th Business Day following the Announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the Business Day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will normally be deemed to be a single person for the purpose of Rule 8.3. 9

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure. Information relating to BTG Shareholders Please note that addresses, electronic addresses (if any) and certain other information provided by BTG Shareholders, persons with information rights and other relevant persons for the receipt of communications from BTG may be provided to Bravo Bidco during the Offer Period as required under Section 4 of Appendix 4 of the Code. Publication on website and availability of hard copies This Announcement and the display documents required to be published pursuant to Rule 26.1 of the Code will be made available, free of charge and subject to certain restrictions relating to persons in Restricted Jurisdictions, on BTG’s website at www.btgplc.com and Boston Scientific’s website at http://investors.bostonscientific.com/ by no later than 12 noon (London time) on the Business Day following the date of this Announcement. For the avoidance of doubt, neither the content of such website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, nor forms part of, this Announcement. In accordance with Rule 30.3 of the Code, a person so entitled may request a copy of this A nnouncement (and any information incorporated into it by reference to another source) in hard copy form by writing to Link Asset Services, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU or by calling them on 0871 664 0300 from within the UK or on +44 3716640300 from outside the UK. Such person may also request that all future documents announcements and information sent to that person in relation to the Acquisition should be in hard copy form. Save as otherwise referred to above, a hard copy of this Announcement will not be sent unless requested. Relevant securities in issue In accordance with Rule 2.9 of the Code, BTG confirms that, as at the close of business on 19 November 2018, it has 387,150,467 ordinary shares of 10 pence each in issue admitted to trading on the London Stock Exchange’s market for listed securities. The International Securities Identification Number for BTG Shares is GB0001001592. General If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser. 10

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION FOR IMMEDIATE RELEASE THE ANNOUNCEMENT CONTAINS INSIDE INFORMATION 20 November 2018 RECOMMENDED CASH OFFER for BTG plc (“BTG”) by Bravo Bidco Limited (“Bravo Bidco”) a newly incorporated entity indirectly wholly-owned by Boston Scientific Corporation (“Boston Scientific”) intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act 1. Introduction The Boards of Boston Scientific, Bravo Bidco and BTG are pleased to announce that they have reached agreement on the terms of a recommended cash offer by Bravo Bidco for the acquisition of the entire issued and to be issued ordinary share capital of BTG (the “Acquisition”). The Acquisition is intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act (the “Scheme”). 2. The Acquisition Under the terms of the Acquisition, which will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document, BTG Shareholders will be entitled to receive: for each BTG Share: 840 pence in cash (the “Offer Price”) The Offer Price values the entire issued and to be issued ordinary share capital of BTG at approximately £3.3 billion and represents a premium of approximately:  36.6 per cent. to the closing price of 615 pence per BTG Share on 19 November 2018 (being the last Business Day before this Announcement); and  51.0 per cent. to the BTG 90 trading day volume-weighted average share price for the period ended 19 November 2018 (being the last Business Day before this Announcement). The BTG Shares to be acquired under the Acquisition will be acquired fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and any other rights and interests of any nature whatsoever and together with all rights now and hereafter attaching thereto. If any dividend or other distribution is authorised, declared, made or paid in respect of BTG Shares on or after the date of this Announcement and prior to the Effective Date, Bravo Bidco reserves the 11 right to reduce the Offer Price by the amount of all or part of any such dividend or other distribution. 3. Background to and reasons for the Acquisition Boston Scientific is one of the largest independent medical technology companies in the world with a wide range of product offerings that address unmet patient needs across multiple medical conditions. Boston Scientific possesses a long history of growth through internal innovation complemented by selective acquisitions and regularly reviews opportunities for its diverse set of businesses. Boston Scientific believes that the Acquisition represents a compelling opportunity to build upon the strengths of Boston Scientific’s $1.2 billion Peripheral Interventions Division with the addition of BTG’s high growth and complementary interventional medicine platform. In addition, BTG’s pharmaceutical business adds a profitable portfolio of lifesaving acute care drugs, and its licensing business adds a portfolio of profitable licensed pharmaceutical products that generate a stream of royalties with minimal infrastructure requirements. Boston Scientific’s comprehensive and global research and development, clinical and commercial expertise combined with BTG’s strong positions in growing areas of interventional oncology and interventional vascular will position the combined entity to better serve patients, payors and providers around the world. In particular, Boston Scientific expects the Acquisition to deliver short and long-term benefits, including:  strengthening Boston Scientific’s offerings in the area of cancer treatment with the addition of BTG’s highly differentiated interventional oncology segment that will enable Boston Scientific to expand treatment options for cancer patients worldwide;  advancing Boston Scientific’s category leadership strategy in the Peripheral Interventions segment by adding high growth revenues ($341 million for the 12 month period ending September 30, 2018) to Boston Scientific’s existing Peripheral Interventions Division;  expanding Boston Scientific’s venous portfolio offering by adding BTG’s pulmonary embolism franchise in addition to other highly differentiated vascular products;  providing a strong return to Boston Scientific’s investors, including by adding two to three cents of accretion to Boston Scientific’s adjusted earnings per share in 2019, and increasing levels of accretion thereafter; and  delivering significant revenue and cost synergies through Boston Scientific’s enhanced global manufacturing capabilities and Boston Scientific’s and BTG’s combined geographic footprint. Boston Scientific is confident in its ability to deliver on its strategy for the Acquisition, having demonstrated a strong track record of integrating acquisitions into its organisation and driving both revenue growth and operating improvements through more than 20 acquisitions in the past five years. 4. Background to and reasons for the BTG Directors’ Recommendation Since its floatation in 1995, BTG has developed into a global specialist healthcare company. Under the leadership of Louise Makin and the management team, a key element of BTG’s strategy in the 12 past decade has been to develop a leading and scalable Interventional Medicine portfolio to bring patients a set of innovative medical technologies enabling minimally invasive, often image guided, procedures. Today BTG’s Interventional Medicine portfolio represents a significant growth driver for the business and one of the few well-developed scale platforms in the market. Alongside Interventional Medicine, BTG also benefits from its highly profitable pharmaceuticals business focused on critical care products, as well as royalties from legacy intellectual property licencing arrangements. BTG has delivered a compelling financial performance with revenue, operating profit and adjusted earnings per share growth of 9 per cent., 18 per cent., and 42 per cent., respectively, for the financial year ended 31 March 2018. This strong growth was reinforced in the results for the six month period ended 30 September 2018, which were announced on 13 November 2018. When combined with the continued scaling of the Interventional Medicine business and its strong financial profile, the BTG Directors remain highly confident that the ongoing successful execution of its strategy would provide long-term growth and create significant value for shareholders. The BTG Directors believe that BTG has a clear strategy and strong independent future. However, following the approach from Boston Scientific, the BTG Directors have held detailed discussions regarding the terms of the potential Acquisition. These discussions resulted in the Offer Price of 840 pence in cash for each Ordinary Share. In assessing the terms of the Acquisition, the BTG Directors considered the all-cash nature of the consideration, which would provide BTG Shareholders with the opportunity to receive an immediate and certain value in cash, that would otherwise potentially be unlocked over a longer period of time as BTG executes its strategy and realises its longer term potential, whilst taking into account the inherent execution risks. These risks include an uncertain macro and regulatory and reimbursement environment, patent challenges or expiries, potential novel or generic competition on products, potential failure of clinical trials, commercialisation risk on innovation, competition from larger players in various markets and ongoing integration of M&A. In addition, the BTG Directors note:  the terms of the Acquisition represents a premium of: approximately 36.6 per cent. to the Closing Price per BTG Share of 615 pence on 19 November 2018 (being the Business Day before this Announcement); and o approximately 51.0 per cent. to the 90 trading day volume-weighted average price per BTG Share of 556 pence for the period ended 19 November 2018 (being the Business Day before this Announcement); o  the terms of the Acquisition provide a vehicle for BTG Shareholders to monetise their shares in BTG without suffering an illiquidity discount; and  the BTG Directors believe that the terms of the Acquisition provide fair value for BTG Shareholders relative to the standalone prospects of BTG or alternative strategies for realising value from the BTG Group’s assets. In addition, the BTG Directors have also considered the interests of its shareholders, employees, customers and patients. The BTG Directors believe that under Boston Scientific’s ownership, BTG would be able to accelerate the delivery of its strategy and further enhance its growth profile through combining the Interventional Medicine business with Boston Scientific’s Peripheral 13

Interventions business and leveraging Boston Scientific’s comprehensive and global clinical and commercial expertise, allowing for the global roll-out of BTG’s Interventional Medicine portfolio. As part of Boston Scientific, BTG would have the opportunity to benefit from enhanced scale and financial resources, which should enable further innovation to address unmet needs for patients. BTG is also aware of Boston Scientific’s track record of successfully integrating businesses and it therefore believes there is a strong strategic and cultural fit with Boston Scientific for its customers, employees and wider stakeholders. 5. Recommendation by BTG Directors The BTG Directors, who have been so advised by Goldman Sachs International, J.P. Morgan Cazenove and Rothschild & Co as to the financial terms of the Acquisition, each consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the BTG Directors, each of Goldman Sachs International, J.P. Morgan Cazenove and Rothschild & Co has taken into account the commercial assessments of the BTG Directors. Accordingly, the BTG Directors intend to recommend unanimously that BTG Shareholders vote (or procure the voting) in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting (or in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer), as each BTG Director holding BTG Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of 969,032 BTG Shares, in aggregate, representing approximately 0.3 per cent. of the issued ordinary share capital of BTG on the Last Practicable Date. Further details of these irrevocable undertakings are set out in Appendix III to this Announcement. 6. Irrevocable Undertakings and Support for the Acquisition from other BTG Shareholders In addition to the irrevocable undertakings received from BTG Directors referred to above, Bravo Bidco has received irrevocable undertakings to vote (or to procure the voting) in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) from Invesco Asset Management Limited, Novo Holdings A/S and Woodford Investment Management Limited in respect of a total of 127,062,586 BTG Shares, representing, in aggregate, approximately 32.8 per cent. of the share capital of BTG in issue on the Last Practicable Date. In aggregate, therefore, Bravo Bidco has received irrevocable undertakings in respect of 128,031,618 BTG Shares, representing approximately 33.1 per cent. of the share capital of BTG in issue on the Last Practicable Date. Further details of these irrevocable undertakings are set out in Appendix III to this Announcement. 7. Conditions to the Acquisition The Acquisition will be subject to the Conditions and certain further terms set out in Appendix I to this Announcement, including:  the approval by a majority in number of Scheme Shareholders representing at least 75 per cent. in value of Scheme Shares present, entitled to vote and voting, either in person or by proxy, at the Court Meeting; 14 the approval of the Resolution in connection with the implementation of the Scheme by the requisite majority of BTG Shareholders at the General Meeting;  the sanction of the Scheme by the Court;  the Scheme becoming Effective by no later than the Long Stop Date;  the receipt of competition clearance (or the expiration or termination of any waiting period, as applicable) in the US under the HSR Act;  either a CMA decision not to make a CMA Phase 2 Reference or the absence of a CMA request to submit a Merger Notice or an indication from the CMA that the Initial Period has begun when all other Conditions are met; and  the receipt of merger control clearance (or the expiration or termination of any waiting period, as applicable) in Germany under the German Act Against Restraints of Competition, in Spain under the Spanish Competition Act, or alternatively, in case of a referral under Article 22 of EU Merger Regulation from a member state to the European Commission in the EU. 8. Information on Boston Scientific and Bravo Bidco Boston Scientific, based in Marlborough, Massachusetts, transforms lives through innovative solutions that improve the health of patients around the world. For nearly 40 years, Boston Scientific has advanced science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. With annual sales approaching $10 billion, a market capitalisation around $50 billion and a strong investment grade credit rating, Boston Scientific is one of the largest independent medical technology companies in the world. It carries on its business through three operating segments that comprise seven franchises; MedSurg (Endoscopy, Urology & Pelvic Health), Rhythm & Neuro (CRM, Electrophysiology and Neuromodulation) and Cardiovascular (Interventional Cardiology and Peripheral Interventions). Boston Scientific has a long history of growth through internal innovation and successful acquisitions. Bravo Bidco is a newly incorporated indirectly wholly-owned subsidiary of Boston Scientific formed for the purpose of implementing the Acquisition. 9. Information on BTG BTG, headquartered in London, United Kingdom, is a global healthcare company focused on Interventional Medicine, with a fast-growing Oncology and Vascular portfolio to advance the treatment of cancer, blood clots and varicose veins through minimally invasive procedures. Alongside Interventional Medicine, BTG has a cash-generative Pharmaceuticals business that provides life-saving products to treat patients overexposed to certain medications or toxins. Inspired by patient and physician needs, BTG is expanding its portfolio to address some of today’s most complex healthcare challenges. BTG was formed in 1981 from the merger of the UK government’s National Research & Development Council and National Enterprise Board. Since its flotation on the London Stock Exchange in 1995, the group has built the capabilities and infrastructure to support ongoing business growth globally. BTG has a significant direct commercial presence in Europe and the US, supporting the group’s growth and geographic expansion. BTG continues to develop its product portfolio through investments in pipeline innovation and clinical studies, as well as through a 15 focused acquisition strategy. BTG operates two businesses: Interventional Medicine and Pharmaceuticals. It also receives royalties from legacy Licensing activities. Interventional Medicine: BTG is a leader in Interventional Medicine therapies, the fast growing field of minimally invasive, often image-guided procedures used to treat a range of conditions, focused on Oncology and Vascular segments. Interventional Oncology offers treatments for a variety of cancers and tumours. Key products include TheraSphere®, glass microspheres that deliver internal radiation therapy; LC Bead® and DC Bead®, embolization and chemoebolization polymer beads; and BTG cryoablation systems. This unique portfolio gives BTG the ability to offer customers minimally invasive treatment alternatives to systemic radiotherapy, chemotherapy or open surgery. The Vascular portfolio focuses on the treatment of blood clots and varicose veins. Key products include EKOS®, an ultrasonic device to help dissolve blood clots, BTG crossing devices, anchoring catheters used to cross complex lesions, and venous filters, as well as Varithena®, an injectable microfoam for the treatment of varicose veins. Pharmaceuticals: BTG’s products are used in hospital emergency rooms and intensive care units. The products typically address conditions with small patient populations for which there are limited or no existing treatment options. Key products within the pharmaceuticals portfolio include CroFab®, DigiFab® and Voraxaze® that are used respectively for the treatment of envenomation by certain snakes and overexposure to particular heart and cancer medications. Licensing: in addition to generating revenues from its own products, BTG earns royalties on products sold by its licensees. Licensed products include Zytiga®, licensed to Johnson & Johnson and used for the treatment of prostate cancer, and the Two-Part Hip Cup, a prosthetic hip joint replacement. For the six months ended 30 September 2018 (the “1H 2018/19 Fiscal Year”), BTG generated sales of $495.7m (+12% vs six months ended 30 September 2017 (the “1H 2017/18 Fiscal Year”)) of which $340.2m was from product sales (+10% vs 1H 2017/18 Fiscal Year) and $155.5m from licensing revenues (+18% vs 1H 2017/18 Fiscal Year). Group adjusted profit was $178.5m (+39% vs 1H 2017/18 Fiscal Year) representing a 36% adjusted profit margin. For 1H 2018/19 Fiscal Year Interventional Medicine generated $172.3m (+12% vs 1H 2018 Fiscal Year), of which $110.9m was from Oncology (+12% vs 1H 2017/18 Fiscal Year) and $59.2m from Vascular (+20% vs 1H 2017/18 Fiscal year) while Pharmaceuticals generated $167.9m (+7% vs 1H 20/1718 Fiscal Year). Net cash and cash equivalents was $285.2m as at 30 September 2018. On 4 October 2018, BTG announced that Garry Watts had informed the BTG Board that he wished to retire as Chairman and as a non-executive director of BTG at the end of 2018. Given the Acquisition, it is now expected that he will remain as Chairman and as a non-executive director until the Effective Date. 10. Post-Offer Intentions with regard to the Business, Employees and Pension Schemes Boston Scientific values BTG’s culture, reputation with customers, its commitment to quality and its focus on addressing unmet patient needs through innovation and product excellence. Boston Scientific and BTG have highly complementary businesses in the area of interventional medicine. Boston Scientific plans to apply the combined group’s expertise across therapeutic areas, research and development capabilities, and all employee talents to provide innovative solutions for patients, benefits for stakeholders and growth for shareholders. 16

Boston Scientific’s due diligence review of BTG has primarily consisted of a detailed review of publicly available information regarding BTG, since it signed a Confidentiality Agreement with BTG on 31 October 2018, limited interactions with a narrow group of BTG’s senior management, and review of the limited materials provided to it by BTG. Boston Scientific, because of its own Peripheral Interventions business and its track record of acquiring and integrating other businesses, also is familiar with businesses similar to BTG’s and the integration process. Based on this review, its industry and transactional experience, and its own Peripheral Interventions business, Boston Scientific believes there will be meaningful duplication of operational infrastructure between the two businesses, primarily in the area of Interventional Medicine. Boston Scientific has not yet received sufficiently detailed information to formulate comprehensive plans or intentions regarding the impact of the Acquisition on BTG and, accordingly, intends to take a ‘best of both’ approach in optimising the operating structure of the combined Peripheral Interventions business. Boston Scientific possesses extensive operations around the world, including its global headquarters in Marlborough, Massachusetts, which it will retain following the completion of the Acquisition, and a significant operational presence in Maple Grove, Minnesota. It expects to realise synergies from the Acquisition by eliminating duplication across functions, including eliminating BTG’s public company infrastructure and listing costs. Boston Scientific also expects to eliminate other duplicative general and administrative costs, including by reducing headcount and by combining or relocating BTG’s remaining head office functions with or to Boston Scientific facilities. Boston Scientific also expects to realise synergies by increasing manufacturing and supply chain efficiencies, which are expected to include reduction of manufacturing footprint by re-deploying or disposing of fixed assets. Whether these fixed assets will be re-deployed or disposed of will depend on the nature of these assets, including how efficient they are. As part of its post-closing evaluation, Boston Scientific will also review BTG’s research and development activities. Boston Scientific expects to conduct this review promptly after completion of the Acquisition with the goal of identifying BTG’s promising pipeline projects and duplicative facilities and headcount. Following completion of this review, Boston Scientific expects to preserve and enhance the development of BTG’s promising pipeline products and to eliminate less promising pipeline products, as well as duplicative facilities and headcount. Boston Scientific expects to implement expense reductions across a range of operating functions in the combined Peripheral Interventions business. Based on its limited due diligence to date, it does not yet have sufficient information to be able to estimate with specificity the extent or location of these reductions. Based on its experience integrating other acquired businesses, subject to complying with applicable laws, Boston Scientific expects to be able to begin to develop detailed steps for the integration of the Boston Scientific and BTG businesses in the period prior to the completion of the Acquisition, and to finalise its integration plan within six to nine months after completion of the Acquisition. Boston Scientific also expects to realise revenue synergies in its Peripheral Interventions and BTG’s Interventional Medicine businesses by driving incremental top-line growth through a larger combined, global commercial team and by leveraging Boston Scientific’s significant presence outside the United States. Based on the limited information it has received to date and its experience integrating other acquired companies and operating similar businesses, Boston Scientific expects to realise annual 17 cost and revenue synergies of approximately US $175 million by the end of 2021, largely consisting of cost synergies, a significant portion of which are expected to come from headcount reductions. Because of the limited due diligence Boston Scientific has been permitted to conduct to date, and its intention to take a “best of both” approach to integration, Boston Scientific cannot yet say what the total number of headcount reduction will be or the proportion of the expected headcount reductions that will come from BTG or from Boston Scientific. If a large portion of the headcount reductions were to come from BTG, they would be material to BTG. Boston Scientific has yet to formulate its long-term plans with respect to BTG’s Pharmaceuticals business. In the meantime, Boston Scientific intends to operate this business in substantially the same manner as it is currently operated. The finalisation and implementation of any workforce reductions will be subject to comp rehensive planning and engagement with employees and consultation with employee representatives as required by applicable local law. Any affected employees will be treated in a fair and equitable manner consistent with Boston Scientific’s high standards and culture of respect. Boston Scientific has agreed that, in implementing any headcount reductions, it would enhance that part of BTG’s existing US severance policy that relates to minimum severance payments and make it applicable to both US and non-US employees so that BTG’s general employees (i.e. employees below management other than professional and sales employees) would receive a minimum of ten weeks' pay (including pay for any notice period), and BTG’s professional and sales employees would receive a minimum of 14 weeks' pay (including pay for any notice period). Severance payments would be paid in a lump sum rather than as salary continuation as is currently provided under BTG's US severance policy. Boston Scientific intends to approach employee integration with the aim of retaining and motivating the best talent across the combined company to further enhance a high performance organisation. Boston Scientific intends to inform all BTG employees as to whether they will have permanent positions going forward as soon as reasonably practicable following completion of the Acquisition. Boston Scientific confirms that it has given assurances to the BTG Directors that upon and following completion of the Acquisition, it intends to fully observe the existing contractual employment rights, including pension rights, of all BTG management and employees. In addition, Boston Scientific has committed that, for the first twelve months after completion of the Acquisition, the terms and conditions of employment of BTG employees will be no less favourable (taking into account salary and benefits) than their existing terms and conditions of employment, except that Boston Scientific will provide incentive compensation arrangements to BTG employees that are consistent with Boston Scientific’s compensation schemes, having regard to BTG’s current incentive arrangements and Boston Scientific’s desire to attract and retain BTG’s talented employees. BTG has also stated its intention to put in place retention arrangements for certain of its employees, under which it is expected that it will make additional cash retention awards in an aggregate amount of up to £18 million to employees whose retention is considered by BTG, following consultation with Boston Scientific in certain cases, to be critical for achieving the successful completion of the Acquisition and business continuity through and following the completion of the Acquisition. Subject to the assurances Boston Scientific has provided to BTG as described above, following the completion of the Acquisition, Boston Scientific expects to migrate all BTG’s management and employees on to the standard terms, conditions and benefits offered to Boston Scientific’s 18 management and employees, such that Boston Scientific’s and BTG’s management and employees are treated equally. However, except as otherwise required by applicable law, Boston Scientific does not provide pension benefits to its employees. Boston Scientific has not yet had sufficient access to BTG’s benefit plans to be able to determine whether this migration will commence within the first 12 months after completion of the Acquisition or after this 12-month period. Pending this migration, Boston Scientific does not intend to make any changes with regard to employer contributions to BTG’s existing pension schemes or the accrual of benefits to existing members or the admission of new members to such pension schemes. Subject to the potential headcount reductions described herein, Boston Scientific does not intend to make any material changes to the balance of the skills and functions of the employees and management of BTG. No statements in this Paragraph 10 constitute “post-offer undertakings” for the purposes of Rule 19.5 of the Code. 11. Financing arrangements Boston Scientific will provide Bravo Bidco with the cash consideration to be paid to BTG Shareholders pursuant to the Acquisition from new third party borrowing by Boston Scientific to be entered into prior to the Effective Date. For cash confirmation purposes, Boston Scientific has obtained a bridge facility from Barclays Bank PLC for the full amount of the cash consideration required. Boston Scientific has committed to Barclays to provide Bravo Bidco with the cash consideration to be paid to the BTG Shareholders pursuant to the Acquisition. Under the terms of such bridge facility, Boston Scientific has agreed that it will not amend, treat as satisfied or waive any term or condition without the consent of Barclays Bank PLC as lead arranger (such consent not to be unreasonably withheld, conditioned or delayed) if to do so would be materially adverse to the interests of the lenders under the relevant credit agreement, save as required pursuant to the City Code, the Panel, a competent regulatory authority or by the Court. Barclays, in its capacity as financial adviser to Bravo Bidco and Boston Scientific, is satisfied that resources available to Bravo Bidco are sufficient to satisfy, in full, the cash consideration payable to BTG Shareholders under the terms of the Acquisition. 12. Structure of the Acquisition and the Scheme Document Scheme It is intended that the Acquisition will be effected by a Court-sanctioned scheme of arrangement between BTG and the Scheme Shareholders under Part 26 of the Companies Act. The intention of the Scheme is to enable Bravo Bidco to become the owner of the whole of the issued and to be issued share capital of BTG. Under the Scheme, the Scheme Shares will be transferred to Bravo Bidco and in consideration the Scheme Shareholders will receive the consideration on the basis set out in paragraph 2 of this Announcement. The Scheme will be subject to the Conditions and further terms and conditions referred to in Appendix I to this Announcement and to be set out in the Scheme Document. The Acquisition will lapse if the Scheme does not become Effective by the Long Stop Date. 19

Approval by the Court Meeting and the General Meeting In order to become Effective, the Scheme requires the approval of the Scheme Shareholders by the passing of a resolution at the Court Meeting. The resolution must be approved by a majority in number of the Scheme Shareholders present and voting and entitled to vote, either in person or by proxy, representing not less than 75 per cent. in value of the Scheme Shares held by such Scheme Shareholders. At the Court Meeting, voting will be by poll and not on a show of hands. In addition, a special resolution must be passed at the General Meeting to approve amendments to BTG’s articles of association to ensure that any BTG Shares issued after the approval of the Scheme at the Court Meeting and the Scheme Record Time will be: (i) subject to the Scheme; and (ii) automatically acquired by Bravo Bidco on the same terms as under the Scheme), which requires the approval of BTG Shareholders representing at least 75 per cent. of the votes cast at the General Meeting (either in person or by proxy). The General Meeting will be held immediately after the Court Meeting. Application to the Court to sanction the Scheme Once the necessar y approvals have been obtained at the BTG Meetings, and the other Conditions (save for the Conditions set out at paragraphs 1(c) and (d) of Part A of Appendix I to this Announcement) have been satisfied or (where applicable) waived, in order for the Scheme to be capable of becoming Effective, it must be sanctioned by the Court at the Scheme Court Hearing. The Scheme will only become Effective on delivery of the Scheme Court Order to the Registrar of Companies. Scheme becoming Effective Subject to the satisfaction or (where applicable) waiver of the Conditions, the Scheme is expected to become Effective around mid-2019. Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or General Meeting, or whether they voted in favour of or against the Scheme. The Offer Price will be despatched by Bravo Bidco to Scheme Shareholders no later than 14 days after the Effective Date. Share certificates in respect of BTG Shares will cease to be valid and entitlements to BTG Shares held within the CREST system will be cancelled. Scheme Document The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the General Meeting and the expected timetable for the Scheme, and will specify the action to be taken by BTG Shareholders. It is expected that the Scheme Document, together with the Forms of Proxy, will be despatched to BTG Shareholders and, for information only, to participants in the BTG Share Plans as soon as reasonably practicable. General The Scheme will be governed by the laws of England and Wales. The Scheme will be also subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the Financial Conduct Authority. 20

13. Disclosure of interests in BTG Shares As at close of business on the Last Practicable Date, save for the irrevocable undertakings referred to in Sections 5 and 6 of this Announcement, none of Bravo Bidco, Boston Scientific or any of their respective directors, or, so far as Boston Scientific is aware, any persons acting in concert (as such term is defined in the Code) with Boston Scientific had:  any interest in, or right to subscribe for, any relevant securities of BTG;  any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, relevant securities of BTG;  procured an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of BTG; or  borrowed or lent any such securities. Furthermore, save for the irrevocable undertakings described in Sections 5 and 6 of this Announcement, no arrangement exists between Boston Scientific, Bravo Bidco or any person acting in concert (as such term is defined in the Code) with Boston Scientific or Bravo Bidco and any other person in relation to BTG Shares. For these purposes, an arrangement includes any indemnity or option arrangement, any agreement or understanding, formal or informal, of whatever nature, relating to BTG Shares which may be an inducement to deal or refrain from dealing in such securities. In the interests of maintaining confidentiality, it has not been possible for Bravo Bidco to complete its enquiries in respect of the interests in BTG Shares (if any) of all of Bravo Bidco’s concert parties in advance of the release of this Announcement. Enquiries of such parties will be completed as soon as practicable following the date of this Announcement. In accordance with Note 2(a)(i) on Rule 8 of the Code, further disclosures, if any, required in respect of such parties will be made as soon as possible and in any event by no later than 12 noon (London time) on the date falling 10 Business Days after the date of this Announcement. 14. BTG Share Plans Participants in the BTG Share Plans will be contacted regarding the effect of the Acquisition on their rights under the BTG Share Plans and appropriate proposals will be made to such participants in due course. Further details of the terms of such proposals will be included in the Scheme Document and separate proposal documentation. 15. Acquisition-related Arrangements Confidentiality agreement On 31 October 2018, Boston Scientific and BTG entered into a confidentiality agreement in relation to the Acquisition, pursuant to which Boston Scientific undertook to keep information related to BTG confidential and to not disclose it to third parties (other than to permitted persons) unless required by law or regulation. Unless terminated earlier, the confidentiality obligations will remain in force for five years from the date of the agreement. 21

The confidentiality agreement also contains undertakings from Boston Scientific that, for a period of 12 months from the date of the confidentiality agreement and subject to customary carve outs, neither Boston Scientific nor BTG shall employ or seek to employ certain employees of the other. Co-operation Agreement Boston Scientific, Bravo Bidco and BTG have entered into the Co-operation Agreement pursuant to which:  Boston Scientific and Bravo Bidco have each agreed to use commercially reasonable efforts to secure certain regulatory clearances and to satisfy certain regulatory conditions as promptly as possible following the date of the Co-operation Agreement and, in any event, by the Long Stop Date. Commercially reasonable efforts: (a) shall include divestiture of either the Boston Scientific Bead Business or the BTG Bead Business, provided that Boston Scientific has up to three months following Boston Scientific submitting a filing pursuant to the HSR Act to make the case to the US Federal Trade Commission or US Department of Justice prior to offering such divestiture; and (b) shall preclude Boston Scientific or Bravo Bidco from committing to effect any transaction that would be reasonably likely to preclude or materially impede or prejudice the effectiveness of any application for any such regulatory clearance;  Boston Scientific, Bravo Bidco and BTG have each undertaken to, among other things, provide information and assistance in relation to filings, notifications or submissions to be made in connection with implementing the Acquisition and obtaining certain regulatory clearances; and  Boston Scientific and Bravo Bidco have each undertaken to provide information and assistance in connection with the preparation of the Scheme Document and implementation of the Scheme. The Co-operation Agreement records Bravo Bidco’s and BTG’s intention to implement the Acquisition by way of a Scheme, subject to the ability of Bravo Bidco to implement the Acquisition by way of a Takeover Offer in the circumstances described in the Co-operation Agreement. The parties have agreed that where BTG consents to Bravo Bidco implementing the Acquisition by way of a Takeover Offer, the acceptance condition to the Takeover Offer shall be set at not more than 75 per cent. of the BTG Shares to which the Takeover Offer Relates. The Co-operation Agreement contains provisions in relation to the BTG Share Schemes and to the treatment of employees as summarised in Section 0 above. The Co-operation Agreement will terminate if:  agreed in writing between Boston Scientific, Bravo Bidco and BTG;  upon service of written notice from Bravo Bidco to BTG if: (a) the Scheme Document does not contain the BTG Recommendation; (b) the BTG Board withdraws or adversely modifies or qualifies the BTG Recommendation; (c) BTG makes an announcement before publication of the Scheme Document that it will not convene the Court Meeting or the General Meeting or that it intends not to post the Scheme Document (otherwise than as a result of the Acquisition being implemented by way of a Takeover Offer); or (d) a competing transaction is announced and such competing transaction is recommended by the BTG Board; 22 upon service of written notice from Bravo Bidco to BTG or BTG to Bravo Bidco, the Effective Date has not occurred on or prior to the Long Stop Date; or  a competing transaction completes, becomes effective or unconditional in all respects; or  any Condition has been invoked, with the consent of the Panel, and the Scheme has been withdrawn, or if the Acquisition is to be implemented by way of a Takeover Offer, the Takeover Offer lapses. 16. Delisting and cancellation of trading and re-registration It is intended that dealings in BTG Shares will be suspended shortly before the Effective Date at a time to be set out in the Scheme Document. It is further intended that applications will be made to: (a) the London Stock Exchange to cancel trading in BTG Shares on the London Stock Exchange’s main market for listed securities; and (b) the UK Listing Authority to cancel the listing of the BTG Shares on the Daily Official List, in each case with effect from or shortly after the Effective Date. The last day of dealing in BTG Shares on the London Stock Exchange is currently expected to be the Business Day immediately prior to the Effective Date and it is currently intended that no transfers will be registered after 6:00 pm on that date. Share certificates in respect of the BTG Shares will cease to be valid and should be destroyed on the Effective Date. In addition, entitlements held within CREST to BTG Shares will be cancelled on the Effective Date. It is Bravo Bidco’s intention that in due course, following a delisting, BTG will be re-registered as a private limited company. 17. Overseas shareholders The distribution of this Announcement to persons not resident in the United Kingdom and/or the ability of such persons to vote on the Acquisition at the BTG Meetings (or, if the Acquisition is implemented by way of a Takeover Offer, to accept such Takeover Offer) may be prohibited or affected by the laws of the relevant jurisdictions in which such persons are resident. Such persons should inform themselves about, and observe, any applicable requirements. Further details in relation to overseas BTG Shareholders will be contained in the Scheme Document. BTG Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay. 18. BTG ADRs The BTG Shares underlying the BTG ADRs will be included in the Acquisition. BTG ADR holders should contact the depositary for their BTG ADRs for information regarding their rights. 19. Documents on display The following documents will be published on Boston Scientific’s website (http://investors.bostonscientific.com/) and BTG’s website (www.btgplc.com) by no later than 12 noon on the Business Day following the date of this Announcement until the end of the Offer Period:  this Announcement;  the irrevocable undertakings described in paragraphs 5 and 6 above; 23 certain financing documents referred to in paragraph 0 above;  the confidentiality agreement described in paragraph 15 above; and  the co-operation agreement described in paragraph 15 above. 20. Right to Switch to a Takeover Offer Bravo Bidco reserves the right, subject to the prior consent of the Panel and to the terms of the Co-operation Agreement, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued share capital of BTG as an alternative to the Scheme. In such an event, a Takeover Offer will be implemented on the same terms and conditions as those which would apply to the Scheme, subject to appropriate amendments, including, save as otherwise set out in the Co-operation Agreement, an Approval Condition set at 90 per cent. in nominal value and of the voting rights attaching to such shares of the shares to which the Takeover Offer relates or such lesser percentage as Bravo Bidco may determine (subject to the consent of the Panel, if necessary), being in any case more than 50 per cent. of the voting rights normally exercisable at a general meeting of BTG, including for this purpose, any such voting rights attaching to BTG Shares that are unconditionally allotted or issued before the Takeover Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise. If the Acquisition is effected by way of a Takeover Offer, there can be no certainty as to the level of the Approval Condition, or of Bravo Bidco’s willingness to waive or lower such Approval Condition. If such Takeover Offer becomes or is declared unconditional in all respects, where:  acceptances are received from BTG Shareholders such that, together with any other BTG Shares unconditionally acquired, owned or controlled by Bravo Bidco and/or Boston Scientific will hold at least 75 per cent. of the voting rights attaching to the BTG Shares, Bravo Bidco intends to request that the then appointed BTG Board (subject to its fiduciary duties) will apply to the London Stock Exchange and the UK Listing Authority respectively to cancel trading in BTG Shares on the London Stock Exchange’s main market for listed securities and cancel the listing of the BTG Shares on the Daily Official List, which cancellations would eliminate the liquidity of BTG Shares for any remaining BTG Shareholders; and  Bravo Bidco receives acceptances under the Takeover Offer in respect of, or otherwise acquires, 90 per cent. or more of the BTG Shares to which the Takeover Offer relates by nominal value and voting rights attaching to such shares, Bravo Bidco intends to exercise its rights pursuant to sections 974 to 991 of the Companies Act to acquire compulsorily the remaining BTG Shares in respect of which the Takeover Offer has not been accepted on the same terms as the Takeover Offer. 21. General This Announcement does not constitute an offer or an invitation to purchase or subscribe for any securities. In deciding whether or not to vote or procure votes in favour of the resolutions relating to the Scheme at the BTG Meetings in respect of their BTG Shares, BTG Shareholders should rely on the information contained, and follow the procedures described, in the Scheme Document. 24

The Scheme will be subject to the Conditions and certain further terms set out in Appendix I to this Announcement and to the full terms and conditions to be set out in the Scheme Document. Appendix II to this Announcement contains the sources and bases of certain information contained in this Announcement. Appendix III to this Announcement contains a summary of the irrevocable undertakings received in relation to the Acquisition. Appendix IV to this Announcement contains the definitions of certain expressions used in this Announcement.

22. **Consents**

Barclays has given and has not withdrawn its written consent to the issue of this Announcement with the inclusion therein of the references to its name in the form and context in which it appears.

Goldman Sachs International has given and has not withdrawn its written consent to the issue of this Announcement with the inclusion therein of the references to its name in the form and context in which it appears.

J.P. Morgan Cazenove has given and has not withdrawn its written consent to the issue of this Announcement with the inclusion therein of the references to its name in the form and context in which it appears.

Rothschild & Co has given and has not withdrawn its written consent to the issue of this Announcement with the inclusion therein of the references to its name in the form and context in which it appears.

Enquiries:

Bravo Bidco / Boston Scientific **+1 (508) 683-5565**

Susie Lisa (Investor Relations)

Barclays (financial adviser to Bravo Bidco and Boston Scientific) **+44 20 7623 2323**
Doug Solomon
Jed Brody
Derek Shakespeare

BTG **+44 20 7575 1741**
Andy Burrows (Vice President, Corporate & Investor Relations)

Goldman Sachs International (joint financial adviser to BTG) **+44 20 7774 1000**
Anthony Gutman
Nimesh Khiroya
Søren Moller-Rasmussen

J.P. Morgan Cazenove (joint financial adviser and joint corporate broker to BTG) **+44 20 7742 4000**
James Mitford
Dwayne Lysaght
Alex Bruce

Rothschild & Co (joint financial adviser to BTG) **+44 20 7280 5000**
Richard Murley
Dominic Hollamby

25

Julian Hudson Deutsche Bank AG (joint corporate broker to BTG) Neil Collingridge Seth Damergy +44 20 7545 8000 FTI Consulting (PR adviser to BTG) Ben Atwell +44 20 3727 1000 Allen & Overy LLP is retained as legal adviser to BTG. Shearman & Sterling LLP, Arnold & Porter Kaye Scholer LLP and Travers Smith LLP are retained as legal advisers to Boston Scientific. Important Notices Relating to Financial Advisers Barclays Bank PLC, acting through its investment bank (“Barclays”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Boston Scientific and Bravo Bidco and no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than Boston Scientific and Bravo Bidco for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement. Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for BTG and no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the contents of this Announcement or any other matter referred to in this Announcement. J. P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”), is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom. J.P. Morgan Cazenove is acting exclusively for BTG and no one else in connection with the Acquisition and any other matters referred to in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Acquisition or any matter referred to in this Announcement. N M Rothschild & Sons Limited (“Rothschild & Co”), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for BTG and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to clients of Rothschild & Co, nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement. Neither Rothschild & Co nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild & Co in connection with the matters referred to in this Announcement, or otherwise. Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany's Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation 26

Authority, and regulation by the FCA, are available on request or from www.db.com/en/content/eu_disclosures.htm. Deutsche Bank AG, acting through its London branch ("Deutsche Bank") is acting as Corporate Broker to BTG plc and no other person in connection with this Announcement or any of its contents. Deutsche Bank will not be responsible to any person other than BTG plc for providing any of the protections afforded to clients of Deutsche Bank, nor for providing any advice in relation to the matters set out in this Announcement. Neither Deutsche Bank nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with the matters set out in this Announcement, any statement contained herein or otherwise. Further Information This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Acquisition or otherwise nor shall there be any sale, issuance or transfer of any securities pursuant to the Acquisition in any jurisdiction in contravention of any applicable laws. The Acquisition will be implemented solely pursuant to the terms of the Scheme Document (or in the event that the Acquisition is to be implemented by means of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any decision, vote or other response in respect of the Acquisition should be made only on the basis of information contained in the Scheme Document. BTG Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been dispatched. This Announcement does not constitute a prospectus or prospectus-equivalent document. This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom. In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the Exchange Act, Barclays and its affiliates will continue to act as an exempt principal trader in BTG securities on the London Stock Exchange. The purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the US to the extent that such information is made public in the United Kingdom. Overseas jurisdictions The release, publication or distribution of this Announcement in, and the availability of the Acquisition to persons who are residents, citizens or nationals of jurisdictions other than the United Kingdom may be restricted by laws and/or regulations of those jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Therefore, any persons not resident in the United Kingdom and/or who are subject to the laws and regulations of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable legal and regulatory requirements. Any failure to comply 27 with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. The Acquisition will not be made, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. The receipt of cash pursuant to the Acquisition by BTG Shareholders may be a taxable transaction under applicable national, state and local, as well as foreign and other tax laws. Each BTG Shareholder is urged to consult their independent professional adviser regarding the tax consequences of the Acquisition applicable to him. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in, into or by use of the mails or any other means of instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and shall not be capable of acceptance by any such use, means, instrumentality or facility or from within such Restricted Jurisdiction. This Announcement has been prepared for the purpose of complying with English law, the rules of the London Stock Exchange and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement has been prepared in accordance with the laws of jurisdictions outside England and Wales. Further details in relation to BTG Shareholders in overseas jurisdictions will be contained in the Scheme Document. Notice to US Investors in BTG The Acquisition relates to the shares of a company organised under the laws of England and Wales and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales (Part 26 of the Companies Act). This Announcement, the Scheme Document and certain other documents relating to the Acquisition have been or will be prepared in accordance with English law, the Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Securities Exchange Act of 1934, as amended (the “US Exchange Act”). Accordingly, the Acquisition is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement involving a target company in England listed on the London Stock Exchange, which differ from the disclosure requirements of the United States tender offer and proxy solicitation rules. Bravo Bidco reserves the right, subject to the prior consent of the Panel, to elect to implement the Acquisition by way of a Takeover Offer. If, in the future, Bravo Bidco exercises its right to implement the Acquisition by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, such offer and the Acquisition will be made in compliance with applicable US tender offer regulations. 28

If the Acquisition is implemented by way of a Takeover Offer, pursuant to Rule 14e-5(b) under the US Exchange Act, Bravo Bidco, certain affiliated companies or their nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, shares in BTG outside such a Takeover Offer during the period in which such a Takeover Offer would remain open for acceptance. If such purchases or arrangements to purchase were to be made, they would be made outside the US and would apply in accordance with applicable law, including the US Exchange Act and the Code. Such purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to the Regulatory News Service of the London Stock Exchange and will be available on the London Stock Exchange website at: http://www.londonstockexchange.com/prices-and-news/prices-news/home.htm. BTG’s financial statements, and all financial information that is included in this Announcement or that may be included in the Scheme Document, or any other documents relating to the Acquisition, have been or will be prepared in accordance with non-US accounting standards that may not be comparable to financial information of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles. Neither the United States Securities and Exchange Commission nor any US state securities commission has approved or disapproved the Acquisition, passed upon the merits or fairness of the Acquisition or passed any opinion upon the accuracy, adequacy or completeness of this Announcement or the Scheme Document. Any representation to the contrary is a criminal offence in the United States. BTG is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against BTG or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue BTG or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. The receipt of cash pursuant to the Acquisition by US holders of BTG Shares as consideration for the transfer of its Scheme Shares pursuant to the Scheme may be a taxable transaction for US federal income tax purposes and under applicable US state and local, as well as foreign and other, tax laws. Each US holder of BTG Shares is urged to consult his or her independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to him or her. Forward Looking Statements This Announcement contains certain statements which are, or may be deemed to be, “forward-looking statements” which are prospective in nature. All statements other than statements of current or historical fact, are or may be deemed to be, forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are therefore subject to known and unknown risks and uncertainties which could cause actual results, performance or events to differ materially from the future results, performance or events expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects”, “goal”, “objective”, “outlook”, “risks”, “seeks” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might”, 29

“probably” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Such forward-looking statements involve risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Announcement. Any forward-looking statements made in this Announcement on behalf of BTG, Bravo Bidco or Boston Scientific are made as of the date of this Announcement based on the opinions and estimates of directors of BTG, Bravo Bidco or Boston Scientific, respectively and no assurance can be given that such opinions or estimates will prove to have been correct. Each of BTG, Bravo Bidco, Boston Scientific and their respective members, directors, officers, employees, advisers and any person acting on behalf of one or more of them, expressly disclaims any intention or obligation to update or revise any forward-looking or other statements contained in this Announcement, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither BTG, Bravo Bidco, Boston Scientific or their respective members, directors, officers or employees, advisers or any person acting on their behalf, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. No forward-looking or other statements have been reviewed by the auditors of BTG, Bravo Bidco or Boston Scientific. All subsequent oral or written forward-looking statements attributable to BTG, Bravo Bidco or Boston Scientific of their respective members, directors, officers, advisers or employees or any person acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Rounding Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them. No profit forecasts or estimates Nothing in this Announcement is intended or shall be deemed to be a forecast, projection or estimate of the future financial performance of BTG, Boston Scientific or Bravo Bidco for any period and no statement in this Announcement should be interpreted to mean that cash flow from operations, earnings, or earnings per share or income of those persons (where relevant) for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, earnings, earnings per share or income of those persons (as appropriate). Disclosure requirements of the Code Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the Announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 pm (London time) on the 10th Business Day following the commencement of the Offer Period and, if appropriate, by no later than 3:30 pm (London time) on the 10th Business Day following the Announcement in which any securities 30 exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person ’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the Business Day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will normally be deemed to be a single person for the purpose of Rule 8.3. Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure. Information relating to BTG Shareholders Please note that addresses, electronic addresses (if any) and certain other information provided by BTG Shareholders, persons with information rights and other relevant persons for the receipt of communications from BTG may be provided to Bravo Bidco during the Offer Period as required under Section 4 of Appendix 4 of the Code. Publication on website and availability of hard copies This Announcement and the display documents required to be published pursuant to Rule 26.1 of the Code will be made available, free of charge and subject to certain restrictions relating to persons in Restricted Jurisdictions, on BTG’s website at www.btgplc.com and Boston Scientific’s website at http://investors.bostonscientific.com/ by no later than 12 noon (London time) on the Business Day following the date of this Announcement. For the avoidance of doubt, neither the content of such website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, nor forms part of, this Announcement. In accordance with Rule 30.3 of the Code, a person so entitled may request a copy of this A nnouncement (and any information incorporated into it by reference to another source) in hard copy form by writing to Link Asset Services, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU or by calling them on 0871 664 0300 from within the UK or on +44 3716640300 from outside the UK. Such person may also request that all future documents announcements and information sent to that person in relation to the Acquisition should be in hard copy form. Save as otherwise referred to above, a hard copy of this Announcement will not be sent unless requested. 31

Relevant securities in issue In accordance with Rule 2.9 of the Code, BTG confirms that, as at the close of business on 19 November 2018, it has 387,150,467 ordinary shares of 10 pence each in issue admitted to trading on the London Stock Exchange’s market for listed securities. The International Securities Identification Number for BTG Shares is GB0001001592. General If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident appropriate authorised independent financial adviser. in the United Kingdom or, if not, from another 32

Appendix I Conditions and Further Terms of the Acquisition and the Scheme Part A: Conditions of the Acquisition The Acquisition is conditional upon the Scheme becoming Effective by no later than the Long Stop Date. 1. The Scheme is conditional on the following Conditions: Scheme Approval (a) the approval of the Scheme at the Court Meeting by a majority in number representing 75 per cent. or more in value of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) present, entitled to vote and voting, either in person or by proxy, provided that the Court Meeting may not be adjourned beyond the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date (if any) as Bravo Bidco and BTG may agree and the Court may allow); (b) all resolutions required to approve and implement the Scheme as set out in the notice of the General Meeting (including, without limitation, to amend BTG’s articles of association) being duly passed by the requisite majority or majorities required to pass such resolution at the General Meeting, provided that the General Meeting may not be adjourned beyond the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date (if any) as Bravo Bidco and BTG may agree); (c) the sanction of the Scheme by the Court (without modification or with modification on terms acceptable to Bravo Bidco and BTG) on or before the 22nd day after the expected day of the Scheme Court Hearing to be set out in the Scheme Document in due course (or such later date, if any, as Bravo Bidco and BTG may agree and the Court may allow); and (d) the delivery of an office copy of the Scheme Court Order to the Registrar of Companies. 2. In addition, subject to Part B of this Appendix 1 and to the requirements of the Panel in accordance with the Code, the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended, if applicable) have been satisfied (where capable of satisfaction) or, where relevant, waived prior to the Scheme being sanctioned by the Court: Competition clearances (a) all required notifications and filings having been made and all applicable waiting periods (including any extensions thereof) under the HSR Act and the rules and regulations made thereunder having expired or been terminated (as appropriate in each case) and any agreement with the US Federal Trade Commission or US Department of Justice not to close the transaction shall have expired, lapsed or been terminated (as appropriate in each case), in each case in respect of the Acquisition and the acquisition or the proposed acquisition of any BTG Shares or other securities in, or control of management of, BTG, by Bravo Bidco or any member of the Wider Boston Scientific Group and no order, decree or ruling enjoining, restraining or preventing the consummation of the Acquisition shall have been issued, and no legal proceeding shall have been commenced, by or before any governmental body (and remain pending) under any antitrust law of the US seeking to 33 temporarily or permanently enjoin, restrain or prevent the consummation of the Acquisition; (b) all required notifications and filings having been made under the German Act Against Restraints of Competition, and the required merger control clearances thereunder having been obtained, either as a result of applicable waiting periods (including any extensions thereof) having been terminated or having expired without a prohibition order having been issued by the German Federal Cartel Office, or as a result of the Federal Cartel Office issuing a clearance decision, in either case unconditionally or subject to the fulfilment of conditions on terms reasonably satisfactory to Bravo Bidco, in each case in respect of the Acquisition; (c) all required notifications and filings having been made under the Spanish Competition Act, and the required merger control clearances thereunder have been obtained from the Council of the Spanish Competition Authority (Comisión Nacional de los Mercados y de la Competencia or “CNMC”), or where applicable the Council of Ministers, either as a result of applicable waiting periods (including any extensions thereof) having been terminated or having expired without a prohibition order having been issued by the Council of the CNMC, or as a result of the Council of the CNMC, or where applicable the Council of Ministers, issuing a clearance decision, in either case unconditionally or subject to the fulfilment of conditions on terms reasonably satisfactory to Bravo Bidco, in each case in respect of the Acquisition; (d) the CMA either: (a) deciding, on terms reasonably satisfactory to Bravo Bidco, not to make a CMA Phase 2 Reference; or (b) as at the date on which all other Conditions (with the exception of sanction of the Scheme by the Court pursuant to Condition 1 above) of the Offer are satisfied or waived, not having requested submission of a Merger Notice or commenced a CMA Phase 1 review by indicating that the Initial Period has begun. (e) the Acquisition having been referred to the European Commission, in whole or in part, under Article 22 of the EU Merger Regulation, and the European Commission having decided not to oppose the Acquisition (including as a result of applicable waiting periods (including any extensions thereof) having been terminated or having expired without a prohibition decision having been issued) or having decided to declare the Acquisition compatible with the internal market, either unconditionally or subject to the fulfilment of conditions on terms reasonably satisfactory to Bravo Bidco; (f) all mandatory, notifications, filings or applications having been made in connection with the Acquisition and all mandatory waiting periods (including any extensions thereof) under any applicable legislation or regulation of any material jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and material regulatory obligations in any materials jurisdictions having been complied with in each case in respect to the Acquisition and all Authorisations mandatory in any material jurisdiction for or in respect to the Acquisitions having been obtained from all appropriate Governmental Authorities and remaining in full force and effect at the time at which the Acquisition becomes otherwise wholly unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not renew such Authorisations; Other Third Party clearances 34

(g) other than in relation to the competition law approvals referred to in paragraphs 2(a) to 2(f) above, no Third Party having taken, instituted or threatened in writing any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having withdrawn the same in writing) or enacted, made or proposed and there not continuing to be outstanding any statute, regulation, order or decision that would, in any case to an extent or in a manner which is material in the context of the Acquisition, the Wider Boston Scientific Group or the Wider BTG Group, as the case may be, in each case, taken as a whole: (i) make the Acquisition or acquisition control of BTG by Bravo Bidco, its direct holding company, any of its indirect holding companies or Boston Scientific void, unenforceable or illegal in any jurisdiction or directly or indirectly prohibit or otherwise materially restrict, materially delay or materially interfere with the implementation of, or impose material additional conditions or obligations with respect to, or otherwise materially challenge or require any material amendment to the terms of, the Scheme or the Acquisition or acquisition of control of BTG by Bravo Bidco, its direct holding company, any of its indirect holding companies or Boston Scientific; (ii) require, prevent or materially delay the divestiture (or materially alter the terms of any proposed divestiture) by the Wider Boston Scientific Group or the Wider BTG Group of all or any material part of their respective businesses; (iii) impose any limitation on, or result in any material delay in, the ability of any member of the Wider Boston Scientific Group to acquire or hold or to exercise effectively, directly or indirectly, all or any rights of ownership of shares or other securities (or the equivalent) in, or to exercise management control over, any member of the Wider BTG Group or on the ability of any member of the Wider BTG Group to hold or to exercise effectively, directly or indirectly, all or any rights of ownership of shares or other securities (or the equivalent) in, or to exercise management or control over, any other member of the Wider BTG Group in each case to an extent which is material in the context of the Wider BTG Group taken as a whole; (iv) including, without limitation, pursuant to Chapter 3 of Part 28 of the Companies Act, require any member of the Wider Boston Scientific Group or of the Wider BTG Group to acquire or offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider BTG Group or any member of the Wider Boston Scientific Group owned by a Third Party (other than in the implementation of the Acquisition); (v) require, prevent or delay the divestiture by any member of the Wider Boston Scientific Group of any shares, securities or other interests in any member of the Wider BTG Group or in any member of the Wider Boston Scientific Group, to an extent which is material in the context of the Wider BTG Group taken as a whole; (vi) impose any material limitation on the ability of any member of the Wider Boston Scientific Group or the Wider BTG Group to integrate or co-ordinate 35 its business, or any part of it, with the businesses or any part of the businesses of any other member of the Wider Boston Scientific Group and/or the Wider BTG Group which is adverse to and material in the context of the Wider BTG Group taken as a whole; (vii) result in any member of the Wider BTG Group ceasing to be able to carry on business under any name under which it presently does so, to an extent which is material in the context of the Wider BTG Group taken as a whole; (viii) require any member of the Wider BTG Group to relinquish, terminate or amend in any materially adverse way any material contract to which any member of the Wider BTG Group is a party; (ix) otherwise materially and adversely affect the business, assets, financial or trading position or profits of any member of the Wider BTG Group, and all applicable waiting and other time periods (including extensions thereof) during which any such Third Party could decide to take, institute or threaten (in writing) any such action, proceeding, suit, investigation, enquiry or reference having expired, lapsed or been terminated; provided that, for the avoidance of doubt, this paragraph 2(g) shall not apply to any action taken by a Third Party in relation to a contract or arrangement with a member of the Wider BTG Group entered into in the ordinary course of its business; (h) other than in relation to the competition law approvals referred to in paragraphs 2(a) to 2(f) above, all material filings, applications and/or notifications which are necessary under applicable legislation or regulation of any relevant jurisdiction to allow the Acquisition to become Effective having been made and all relevant waiting periods and other time periods (including any extensions thereof) under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all applicable statutory or regulatory obligations in any relevant jurisdiction having been complied with in each case in respect of the Scheme and the Acquisition or, except pursuant to Chapter 3 of Part 28 of the Companies Act (as applicable to the Acquisition), other acquisition of control of BTG by Bravo Bidco, its direct holding company, any of its indirect holding companies or Boston Scientific; (i) other than in relation to the competition law approvals referred to in paragraphs 2(a) to 2(f) above, all material Authorisations which are necessary in any jurisdiction for or in respect of the Acquisition and other acquisition of control of BTG by Bravo Bidco, its direct holding company, any of its indirect holding companies or Boston Scientific being obtained on terms and in a form reasonably satisfactory to Bravo Bidco from appropriate Third Parties, or from any persons or bodies with whom any member of the Wider Boston Scientific Group or the Wider BTG Group has entered into material contractual arrangements or material business relationships, and such Authorisations necessary for any member of the Wider BTG Group to carry on its business (where the absence of any such Authorisations would be material and adverse in the context of the Acquisition) remaining in full force and effect and all filings necessary for such purpose having been made and no written notice or intimation of any intention to revoke, suspend, restrict or materially and adversely modify or not to renew any of the same having been given. 36

Confirmation of absence of adverse circumstances (j) except as Disclosed, there being no provision of any agreement, arrangement, regulatory authorisation, licence or other instrument to which any member of the Wider BTG Group is a party or by or to which any such member or any of its assets is bound or subject which, as a result of the implementation of the Acquisition or the acquisition of control of BTG by Bravo Bidco, its direct holding company, any of its indirect holding companies or Boston Scientific, would or would reasonably be expected to result in (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole): (i) any monies borrowed by or any other indebtedness (actual or contingent) of, or any grant available to, any such member of the Wider BTG Group becoming repayable, or capable of being declared repayable, immediately or earlier than the stated repayment date; (ii) the creation or enforcement of any mortgage, charge or other security interest over the whole or any material part of the business, property or assets of any such member of the Wider BTG Group or any such mortgage, charge or other security interest (whenever arising or having arisen) becoming enforceable; (iii) any rights, assets or interests of any such member of the Wider BTG Group being or falling to be disposed of or ceasing to be available to any member of the Wider BTG Group or any right arising under which any such asset or interest would be required to be disposed of or would cease to be available to any member of the Wider BTG Group; (iv) the interest or business of any such member of the Wider BTG Group in or with any other person, firm or company (or any agreements or arrangements relating to such interest or business) being terminated or materially adversely modified or affected; (v) any such member of the Wider BTG Group ceasing to be able to carry on business under any name under which it presently does so; (vi) the value of any such member of the Wider BTG Group or its financial or trading position or prospects being materially prejudiced or materially adversely affected; (vii) any such material agreement, arrangement, regulatory authorisation, licence or other instrument being terminated or materially adversely modified or any onerous obligation arising or any material adverse action being taken or arising thereunder; (viii) the creation or acceleration of any material liability (actual or contingent) by any member of the Wider BTG Group, other than trade creditors or other liabilities incurred in the ordinary course of business; or (ix) any requirement on any member of the Wider BTG Group to acquire, subscribe, pay up or repay any shares or other securities (or the equivalent), and no event having occurred which, under any provision of any agreement, arrangement, licence or other instrument to which any member of the Wider BTG Group is a party or by or to which any such member or any of its assets is bound or subject, would or would reasonably be expected to 37 result in any events or circumstances as are referred to in this paragraph 2(j) (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); No material transactions, claims or changes in the conduct of the business of the BTG Group (k) except as Disclosed, no member of the Wider BTG Group having since 31 March 2018: (i) issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible or exchangeable securities or transferred or sold (or agreed to transfer or sell) any shares out of treasury (except where relevant, (a) as between BTG and its wholly owned subsidiaries or between its wholly owned subsidiaries, or (b) upon, pursuant to or in respect of the exercise of any options or vesting of any awards granted under the BTG Share Plans), save as provided in the Co-operation Agreement; (ii) other than to another member of the Wider BTG Group recommended, declared, paid or made or resolved to recommend, declare, pay or make any bonus, dividend or other distribution, whether payable in cash or otherwise other than dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly owned subsidiary of BTG to BTG or any of its wholly owned subsidiaries; (iii) other than pursuant to the Acquisition (except for transactions between BTG and its wholly-owned subsidiaries, or between its wholly-owned subsidiaries or transactions in the ordinary course of business) implemented or authorised any merger or demerger acquired or disposed of or transferred, mortgaged or charged, or created any other security interest over, any asset or any right, title or interest in any asset (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (iv) except for transactions between members of the Wider BTG Group and transactions entered into the ordinary and usual course of business, entered into, or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of businesses or corporate entities (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (v) other than pursuant to the Acquisition and except for transactions between BTG and its wholly owned subsidiaries or between wholly owned subsidiaries of BTG or carried out in the ordinary and usual course of business, implemented or authorised any reconstruction, amalgamation, scheme or other transaction or arrangement with a substantially equivalent effect in respect of itself or another member of the Wider BTG Group (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (vi) purchased, redeemed or repaid any of its own shares or other securities or reduced or, save in respect of the matters referred to in (a) and (b) of sub-paragraph (i) above, made or authorised any other change in its share capital; 38

(vii) made or authorised any change in its loan capital or issued or authorised the issue of any debentures or incurred or increased any indebtedness or contingent liability (except, in each case, where relevant, as between BTG and wholly owned subsidiaries of BTG or between the wholly owned subsidiaries of BTG, or in the ordinary and usual course of business); (viii) entered into, varied or terminated, or authorised the entry into, variation or termination of, any material contract, transaction, commitment or arrangement (whether in respect of capital expenditure, real estate or otherwise) which is outside the ordinary and usual course of business or which is of a long term, onerous or unusual nature or magnitude or which involves an obligation of a nature or magnitude which is materially restrictive on the business of any member of the Wider BTG Group (in each case to an extent which is materially adverse in the context of the Wider BTG Group taken as a whole); (ix) been unable or deemed (in writing) unable, or admitted in writing that it is unable, to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (x) commenced negotiations with any of its creditors or taken any step with a view to rescheduling or restructuring any of its indebtedness or entered into a composition, compromise, assignment or arrangement with any of its creditors whether by way of a voluntary arrangement, scheme of arrangement, deed of compromise or otherwise (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (xi) (other than in respect of a member of the Wider BTG Group which is dormant and solvent at the relevant time) taken any corporate action or had any legal proceedings started, served or threatened in writing against it or any documents filed or faxed in court for its winding-up (voluntary or otherwise), dissolution or reorganisation (or for any analogous proceedings or steps in any jurisdiction) or for the appointment of a liquidator, provisional liquidator, receiver, administrator, administrative receiver, trustee or similar officer (or for the appointment of any analogous person in any jurisdiction) of all or any of its assets and revenues or had written notice given of the intention to appoint any of the foregoing to it (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (xii) except in the ordinary and usual course of business, waived, compromised, settled, abandoned or admitted any dispute, claim or counter-claim whether made or potential and whether by or against any member of the Wider BTG Group (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (xiii) except in the ordinary and usual course of business, terminated or adversely modified the terms of any agreement between any member of the Wider BTG 39

Group and any other person (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (xiv) made any material alteration to its constitutional documents (other than amendments to BTG’s articles of association as required in connection with the Acquisition); (xv) entered into, or materially varied the terms of, or terminated or given notice of termination of, any service agreement or arrangement with any director or senior executive of any member of the Wider BTG Group otherwise than as agreed to by Bravo Bidco; (xvi) proposed, agreed to provide, or modified the terms of, any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by any member of the Wider BTG Group which are material in the context of the Wider BTG Group taken as a whole, save as provided for in the Co-operation Agreement or as otherwise agreed to by Bravo Bidco and, as applicable, the Panel; or (xvii) made or consented to any change to the terms of the trust deeds constituting the pension schemes established by any member of the Wider BTG Group for its directors and/or employees and/or their dependants or to the contributions payable to any such schemes or to the benefits which accrue, or to the pensions which are payable thereunder, or to the basis on which qualification for or accrual or entitlement to such benefits or pensions are calculated or determined, or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made, or agreed or consented to, any change to the trustees, other than in accordance with applicable law, in each case where such change is material in the context of the Wider BTG Group, taken as a whole; (xviii) other than with the agreement of Bravo Bidco, taken (or agreed to or proposed to take) any action which requires, or would require, the consent of the Panel and the approval of BTG Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code; or (xix) entered into any contract, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) with respect to, or proposed or announced any intention to effect, any of the transactions, matters or events referred to in this paragraph 2(k) (otherwise than where permitted or referred to in this paragraph 2(k)); (l) except as Disclosed, since 31 March 2018: (i) no adverse change having occurred, and no circumstances having arisen which might reasonably be expected to result in any adverse change, in the business, assets, financial or trading position or profits of any member of the Wider BTG Group (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); 40

(ii) no litigation, arbitration proceedings, prosecution or other legal proceedings in any jurisdiction having been threatened in writing, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider BTG Group or to which any member of the Wider BTG Group is a party (whether as claimant or defendant or otherwise) and, save for any approvals pursuant to paragraphs 2(a) to 2(f) of this Appendix I, no investigation by any Third Party or other investigative body against or in respect of any member of the Wider BTG Group having been threatened in writing, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider BTG Group (in each case to an extent which is materially adverse in the context of the Wider BTG Group taken as a whole); (iii) no contingent or other liability of any member of the Wider BTG Group having arisen outside the ordinary and usual course of business, which in either case would or would reasonably be expected to adversely affect any member of the Wider BTG Group to an extent which is material in the context of the Wider BTG Group taken as a whole; (iv) save for in respect of any approvals pursuant to paragraphs 2(a) to 2(f) of this Appendix I, no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider BTG Group having been threatened in writing, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider BTG Group, in each case to an extent which is material in the context of the Wider BTG Group taken as a whole; (v) save for in respect of any approvals pursuant to paragraphs 2(a) to 2(f) of this Appendix I, no steps having been taken and no omissions having been made which would or would be reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider BTG Group which is necessary for the proper carrying on of its business, and the withdrawal, cancellation, termination or modification of which has had, or would reasonably be expected to have, a material adverse effect on the Wider BTG Group taken as a whole; (vi) no circumstance having arisen or event having occurred in relation to any intellectual property owned, used or licensed by the Wider BTG Group including: (A) any member of the Wider BTG Group losing its title to any intellectual property which is necessary for the carrying on of its business or any intellectual property owned by the Wider BTG Group which is necessary for the carrying on of its business being revoked, cancelled or declared invalid, or (B) any agreement regarding the use of any intellectual property licensed to or by any member of the Wider BTG Group which is necessary for the carrying on of its business being terminated or varied, or (C) any member of the Wider BTG Group being found to have infringed the intellectual property rights of a Third Party, in each case which is material in the context of the Wider BTG Group taken as a whole; and 41

(vii) no contingent or other liability having arisen outside the ordinary course of business which would or would reasonably be expected to adversely affect any member of the Wider BTG Group (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); and (m) except as Disclosed, Bravo Bidco not having discovered that: (i) any financial, business or other information concerning the Wider BTG Group publicly announced prior to the date of this Announcement by any member of the Wider BTG Group is misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); there is any information which affects the import of any information publicly announced prior to the date of this Announcement by or on behalf of any member of the Wider BTG Group (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (ii) (iii) any member of the Wider BTG Group is subject to any liability, contingent or otherwise, other than in the ordinary course of business (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole); (iv) any past or present director, officer or employee of the BTG Group is or has at any time whilst employed by or acting on behalf of a member of the Wider BTG Group engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption legislation; or any person that performs or has performed services for or on behalf of the Wider BTG Group is or has at any time whilst employed by or acting on behalf of a member of the Wider BTG Group engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act 1977 or any other applicable anti-corruption legislation; (v) any asset of any member of the Wider BTG Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition); (vi) any past or present director, officer or employee of the Wider BTG Group (or any other person for whom any such person is liable or responsible) has engaged in any business with or made any investments in, or made any payments, funds or assets available, to or received any funds or assets from: (i) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HM Treasury & Customs; or (ii) any government, 42 entity or individual named by any of the economic sanctions of the United Nations or the European Union or any of their respective member states; (vii) a member of the Wider BTG Group has engaged in any transaction which would cause Bravo Bidco to be in breach of any law or regulation upon its acquisition of BTG, including but not limited to the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states; or (viii) there is or is reasonably likely to be any obligation or liability (whether actual or contingent) to make good, repair, re-instate or clean up any property now or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider BTG Group under any environmental legislation, regulation, notice, circular or order of any Third Party in any jurisdiction (in each case to an extent which is material in the context of the Wider BTG Group taken as a whole). 43

Part B: Waiver and invocation of the Conditions 1. Bravo Bidco reserves the right (subject to the requirements of the Code and the Panel) to waive, in whole or in part, any of the Conditions set out in paragraph 2 above. The Conditions set out in paragraph 1 above cannot be waived. 2. The Acquisition shall lapse unless all the Conditions set out in paragraphs 1 and 2 above have been fulfilled or, where permitted, waived by 11:59 pm on the date immediately preceding the date of the Scheme Court Hearing. Such date may not be further extended, other than with the agreement of Bravo Bidco, BTG and the Panel. 3. Bravo Bidco shall be under no obligation to waive (if capable of waiver), to treat as fulfilled any of the Conditions in paragraph 2 by a date earlier than the latest date for the fulfilment of that Condition notwithstanding that the other Conditions of the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment. Part C: Implementation by way of a Takeover Offer 1. Bravo Bidco reserves the right, subject to the prior consent of the Panel and to the terms of the Co-operation Agreement, to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme. In such an event, a Takeover Offer will be implemented on the same terms and conditions as those which would apply to the Scheme, subject to appropriate amendments, including, save as otherwise set out in the Co-operation Agreement, an Approval Condition set at 90 per cent. in nominal value and of the voting rights attaching to such shares of the shares to which the Takeover Offer relates or such lesser percentage as Bravo Bidco may determine (subject to the consent of the Panel, if necessary), being in any case more than 50 per cent. of the voting rights normally exercisable at a general meeting of BTG, including for this purpose, any such voting rights attaching to BTG Shares that are unconditionally allotted or issued before the Takeover Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise. Part D: Certain further terms of the Acquisition 1. If Bravo Bidco is required by the Panel to make an offer for BTG Shares under the provisions of Rule 9 of the Code, Bravo Bidco may make such alterations to any of the above Conditions and terms of the Acquisition as are necessary to comply with the provisions of that Rule. 2. Under Rule 13.5 of the Code, Bravo Bidco may not invoke a Condition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the Condition are of material significance to Bravo Bidco in the context of the Acquisition. The Conditions contained in paragraph 1 are not subject to this provision of the Code. 3. The Acquisition shall lapse if: (a) in so far as the Acquisition constitutes, or is deemed to constitute, a concentration with an EU dimension within the scope of the EU Merger Regulation, the European Commission either initiating proceedings under Article 6(1)(c) of the EU Merger Regulation or making a referral to the CMA under Article 4(4) or Article 9(1) of the EU Merger Regulation and then the Acquisition or matter arising from or relating to it becomes subject to a CMA Phase 2 Reference; or 44

(b) in so far as the Acquisition does not constitute, or is not deemed to constitute, a concentration with an EU dimension within the scope of the EU Merger Regulation, the Acquisition or any matter arising from or relating to it becomes subject to a CMA Phase 2 Reference, in each case before 11:59 pm (London time) on the date immediately preceding the date of the Court Meeting. 4. The BTG Shares to be acquired under the Acquisition shall be acquired fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and any other rights and interests of any nature whatsoever and together with all rights now and hereafter attaching thereto, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of this Announcement. If any dividend or other distribution is authorised, declared, made or paid in respect of Scheme Shares on or after the date of this Announcement and prior to the Effective Date, Bravo Bidco reserves the right to reduce the Offer Price by the amount of all or part of any such dividend or other distribution except where the Scheme Shares are or will be acquired pursuant to the Scheme on a basis which entitles Bravo Bidco to receive the dividend or distribution and to retain it. 5. The availability of the Acquisition to persons not resident in the United Kingdom and/or who are subject to the laws and regulations of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable legal and regulatory requirements. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. 6. Bravo Bidco reserves the right for any other entity directly or indirectly o wned by Bravo Bidco or Boston Scientific from time to time to implement the Acquisition. 7. Unless otherwise determined by Bravo Bidco or required by the Code, the Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and shall not be capable of acceptance by any such use, means, instrumentality or facility or from within such Restricted Jurisdiction. 8. The Acquisition will be governed by English law and will be subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Appendix I to this Announcement and those terms which will be set out in the Scheme Document. The Acquisition shall be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the Financial Conduct Authority. 9. Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition. 45

Appendix II Sources of information and bases of calculation In this Announcement, unless otherwise stated, or the context otherwise requires, the bases and sources used are set out below: 1. As at the close of business on the Last Practicable Date, BTG had in issue 387,150,467 ordinary shares of 10 pence each. The International Securities Identification Number for the BTG Shares is GB0001001592. 2. The value attributed to BTG’s existing issued and to be issued ordinary share capital by the Acquisition is based on the 387,150,467 BTG Shares in issue as at the close of business on the Last Practicable Date and an additional 7,051,049 BTG Shares that may be issued on or after the date of this Announcement to satisfy the vesting of awards and the exercise of options granted under the BTG Share Plans. 3. All percentages of BTG’s issued share capital are stated as at close of business on the Last Practicable Date and are based on the 387,150,467 BTG Shares in issue as at the close of business on the Last Practicable Date. 4. Unless otherwise stated, the financial information on BTG has been extracted from BTG’s Annual Report and Accounts for the year ended 31 March 2018 and BTG’s results for the six month period ended 30 September 2018. 5. The market prices of BTG Shares are the reported closing price as quoted on the London Stock Exchange for the relevant date(s). 6. The 90 trading day volume weighted average closing prices of BTG Shares have been derived from data provided by Bloomberg on the Last Practicable Date. 46

Appendix III Irrevocable Undertakings BTG Shareholders’ Irrevocable Undertakings The following parties have given an irrevocable undertaking to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting (or in the event that the Acquisition is implemented by way of a Takeover Offer, to accept, or procure the acceptance of, the Takeover Offer) in relation to the following BTG Shares: The irrevocable undertaking from Invesco Asset Management will cease to be binding if: (a) the Scheme Document or the Offer Document (as the case may be) has not been published within 28 days after the date of this Announcement (or such later date as Bravo Bidco, with the consent of the Panel, determines); (b) the Acquisition, if made, lapses or is withdrawn as the case may be, or, if applicable, the Scheme does not become effective in accordance with its terms; or (c) any third party announces a firm intention to make an offer for all BTG Shares (not already owned by such third party), which provides for an amount or value of consideration of not less than 10 per cent. greater than the amount or value of consideration offered under the Acquisition as at 5 p.m. on the last dealing day prior to the date of such announcement (a “Superior Proposal”), and Bravo Bidco does not, within five Business Days of the date of the announcement of the Superior Proposal, revise the Acquisition such that the cash consideration offered under the Acquisition equals or exceeds the amount or value of consideration offered under the Superior Proposal as at 5 p.m. on the last dealing day prior to the date of any such revision. The irrevocable undertaking from Novo Holdings A/S will cease to be binding if: (a) the Scheme Document or the Offer Document (as the case may be) has not been published within 28 days after the date of this Announcement (or such later date as Bravo Bidco, with the consent of the Panel, determines); (b) the Scheme or an Offer announced in implementation of the Acquisition has not become Effective prior to the date first set as the Long Stop Date; (c) the Acquisition, if made, lapses or is withdrawn; or 47 Name Number of BTG Shares in respect of which undertaking is given Percentage of BTG’s issued share capital Invesco Asset Management Limited 61,635,838 15.9 Novo Holdings A/S 44,173,492 11.4 Woodford Investment Management Limited 21,253,256 5.5 Total 127,062,586 32.8

(d) any third party announces a firm intention to make an offer for all BTG Shares (not already owned by such third party), which provides for an amount or value of consideration of not less than 10 per cent. greater than the Offer Price. The irrevocable undertakings given by the above-named parties will prevent them from: (i) exercising any right of withdrawal of any acceptance of the Acquisition where such a right is otherwise exercisable under the Code; or (ii) otherwise selling all or any part of their respective BTG Shares into the market. The irrevocable undertaking from Woodford Investment Management Limited will cease to be binding if: (a) the Scheme Document or the Offer Document (as the case may be) has not been published within 28 days after the date of this Announcement (or such later date as Bravo Bidco, with the consent of the Panel, determines); (b) the Scheme or an Offer announced in implementation of the Acquisition has not become Effective prior to the date first set as the Long Stop Date; (c) the Acquisition, if made, lapses or is withdrawn as the case may be, or, if applicable, the Scheme does not become Effective in accordance with its terms; or (d) any third party announces a firm intention to make a Superior Proposal, and Bravo Bidco does not, within five Business Days of the date of the announcement of the Superior Proposal, revise the Acquisition such that the cash consideration offered under the Acquisition equals or exceeds the amount or value of consideration offered under the Superior Proposal. The irrevocable undertaking given by Woodford Investment Management Limited will prevent it from: (i) exercising any right of withdrawal of any acceptance of the Acquisition where such a right is otherwise exercisable under the Code; or (ii) subject to certain exceptions, otherwise selling the number of shares in respect of which the irrevocable undertaking is given into the market. BTG Directors’ Irrevocable Undertakings The following BTG Directors have each given an irrevocable undertaking to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting (or in the event that the Acquisition is implemented by way of a Takeover Offer, to accept, or procure the acceptance of, the Takeover Offer) in relation to the following BTG Shares, in which they or their family members are beneficially interested: These irrevocable undertakings will cease to be binding if: 48 Name Number of BTG Shares in respect of which undertaking is given Percentage of BTG’s issued share capital Garry Watts 10,000 0.0 Dame Louise Makin 888,298 0.2 Duncan Kennedy 29,234 0.0 Anne Thorburn 15,000 0.0 Richard Wohanka 26,500 0.0 Total 969,032 0.3

(a) the Scheme Document or the Offer Document (as the case may be) has not been published within 28 days after the date of this Announcement (or such later date as Bravo Bidco and BTG may agree and the Panel may allow); (b) on the earlier of (i) the Long Stop Date; and (ii) the date on which the Acquisition, lapses, is withdrawn or otherwise terminates in accordance with its terms; (c) Bravo Bidco publicly announces, with the consent of any relevant authority (if required) and before the Scheme Document or Offer Document is posted, that it does not intend to proceed with the Acquisition; (d) if the Transaction is implemented by way of a Scheme, the Scheme or any resolution proposed which is required to implement the Scheme is not approved by the requisite majority of BTG Shareholders at the General Meeting or the Court Meeting; or if any competing offer for the issued and to be issued ordinary share capital of BTG is declared unconditional in all respects (if implemented by way of a takeover offer) or otherwise becomes effective (if implemented by way of a scheme of arrangement). (e) Each irrevocable undertaking given by a BTG Director will prevent that BTG Director from: (i) exercising any right of withdrawal of any acceptance of the Acquisition where such a right is otherwise exercisable under the Code; or (ii) subject to customary exceptions for income tax and social security contributions, otherwise selling all or any part of their respective BTG Shares into the market. 49

Appendix IV Definitions “Acquisition” the proposed recommended all-cash acquisition by Bravo Bidco of the entire issued and to be issued share capital of BTG, to be implemented by means of the Scheme, on the terms and subject to the conditions set out in this Announcement and to be set out in the Scheme Document (or by a Takeover Offer, under certain circumstances as described in this Announcement) “Announcement” this Announcement made pursuant to Rule 2.7 of the Code “Approval Condition” the condition set out in paragraph 1(a) of Part A of Appendix I to this Announcement regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals “Authorisations” “Barclays” Barclays Bank PLC, acting through its investment bank “Board” the board of directors of the relevant company “Boston Scientific Bead Business” Boston Scientific’s global beads and flakes/particles business operated under the brands Embozene™, Embozene TANDEM™, Oncozene™, and Contour™ (and the various SKUs thereof) “Boston Scientific” Boston Scientific Corporation, a company incorporated in Delaware with its registered office at 300 Boston Scientific Way, Marlborough, Massachusetts 01752-1234 “Bravo Bidco” Bravo Bidco Limited, a company incorporated in England and Wales with registered number 11682272 “BTG” BTG plc, a company incorporated in England and Wales with registered number 02670500 “BTG ADRs” the American Depositary Receipts trading with CUSIP 05581D107 and ticker symbol BTGYY “BTG Bead Business” BTG’s global beads and flakes/particles business operated under the brands DC Bead®, DC Bead LUMI™, Bead Block®, LC Bead®, and LC Bead LUMI™ (and the various SKUs thereof) (but does not include any radioembolization or Y90 product, e.g. Therasphere) the board of directors of BTG “BTG Board” “BTG Directors” the directors of BTG at the date of this Announcement BTG and its subsidiaries, subsidiary undertakings and associated undertakings “BTG Group” “BTG Meetings” the Court Meeting and the General Meeting 50

“BTG Recommendation” the unanimous recommendation of the BTG Directors that BTG Shareholders vote (or procure the voting) in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) “BTG Share” an ordinary share of 10 pence in the capital of BTG “BTG Shareholders” the holders of BTG Shares from time to time “BTG Share Plans” the BTG Performance Share Plan 2016, the BTG Senior Management Performance Share Plan 2012, the BTG Executive Share Option Plan 2009, the BTG Sharesave Plan 2009, the BTG USA Stock Purchase Plan 2009 and the BTG Deferred Share Bonus Plan 2006 “Business Day” a day (other than Saturdays, Sundays and public or bank holidays in the UK) on which banks are generally open for business in the City of London “CMA” the UK Competition and Markets Authority (or any successor body or bodies carrying out the same functions in the United Kingdom from time to time) “CMA Phase 2 Reference” a reference pursuant to sections 22, 33, 45 or 62 of the Enterprise Act 2002 (as amended) of the Acquisition to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013 “Code” the City Code on Takeovers and Mergers issued from time to time by the Panel on Takeovers and Mergers “Companies Act” the Companies Act 2006, as amended “Conditions” the conditions of the Acquisition (including the Scheme) set out in Part A of Appendix I to this Announcement and to be set out in the Scheme Document “Co-operation Agreement” the Co-operation Agreement between Bravo Bidco, Boston Scientific and BTG dated 20 November 2019 “Court” the High Court of Justice of England and Wales “Court Meeting” the meeting(s) of the Scheme Shareholders to be convened by order of the Court pursuant to section 896 of the Companies Act for the purpose of considering, and if thought fit, approving the Scheme (with or without amendment as approved by the Court and agreed by Bravo Bidco and BTG) and any adjournment thereof “CREST” the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in such 51

Regulations) for the paperless settlement of trades in securities and the holding of uncertificated securities “Daily Official List” the daily official list of the London Stock Exchange “Dealing Disclosure” has the same meaning as in Rule 8 of the Code “Disclosed” information which has been fairly disclosed: (i) by, or on behalf of, BTG to Boston Scientific, Bravo Bidco (or their financial, accounting, tax or legal advisers) in the data room established by BTG for the purposes of the Acquisition, on or before 19 November 2018 or at the management meetings (including formal breakout sessions) held on 1 November 2018; (ii) in BTG’s published annual and/or half year report and accounts for the relevant financial period or periods referred to in the relevant Condition; (iii) in any public announcement by BTG before the date of this Announcement by way of any Regulatory Information Service (including information the availability of which has been announced by way of any Regulatory Information Service; or (iv) in this Announcement “Effective” (a) if the Acquisition is implemented by way of the Scheme, having become effective in accordance with its terms, upon delivery of the Scheme Court Order to the Registrar of Companies; and (b) if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer having been declared or become unconditional in all respects in accordance with the requirements of the Code “Effective Date” the date upon which the Acquisition becomes Effective “EU” the European Union “EU Merger Regulation” the EU Merger Regulation (Council Regulation (EC) No 139/2004) “Forms of Proxy” the forms of proxy for use at the Court Meeting and at the General Meeting which will accompany the Scheme Document “General Meeting” the general meeting of BTG Shareholders (including any adjournment thereof) to be convened in connection with the Scheme for the purpose of considering and if thought fit approving the Resolution, notice of which will be set out in the Scheme Document the German Act against Restraints of Competition (as amended) “German Act Against Restraints of Competition” “HSR Act” the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) “Initial Period” the statutory review period in which the CMA has to decide whether to make a CMA Phase 2 Reference under section 34ZA Enterprise Act 2002 52

“J.P. Morgan Cazenove” J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove “Last Practicable Date” 19 November 2018, being the last practicable date prior to the publication of this Announcement “London Stock Exchange” The London Stock Exchange plc “Long Stop Date” means 20 August 2019 or such later date (if any) as may be agreed in writing by BTG and Bravo Bidco (with the Panel’s consent) and as the Court may approve (if such approval is required) “Merger Notice” A notice to the CMA in the prescribed form as contemplated by section 96 of the Enterprise Act 2002 “Offer Document” should the Acquisition be implemented by means of a Takeover Offer, the document to be sent to BTG Shareholders which will contain, inter alia, the terms and conditions of the Takeover Offer “Offer Period” the period commencing on 20 November 2018 and ending on: (i) the earlier of the date on which the Scheme becomes Effective and/or the date on which the Scheme lapses or is withdrawn (or such other date as the Panel may decide); or (ii) the earlier of the date on which the Takeover Offer has become or has been declared unconditional as to acceptances and/or the date on which the Takeover Offer lapses or is withdrawn (or such other date as the Panel may decide), in each case other than where such lapsing or withdrawal is a result of Bravo Bidco exercising its right to implement the Acquisition by way of a Takeover Offer or a Scheme “Offer Price” 840 pence per BTG Share “Opening Position Disclosure” has the meaning given to it in Rule 8 of the Code “Panel” the UK Panel on Takeovers and Mergers, or any successor thereto “Registrar of Companies” the Registrar of Companies in England and Wales “Restricted Jurisdiction” any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if the information concerning the Acquisition is sent or made available to BTG Shareholders in that jurisdiction “Resolution” a shareholder resolution in connection with the implementation of the Scheme to be proposed at the General Meeting and voted on by BTG Shareholders “Rothschild & Co” N M Rothschild & Sons Limited “Scheme” the proposed scheme of arrangement under Part 26 of the Companies Act between BTG and the Scheme Shareholders to implement the Acquisition with or subject to any modification, addition or condition approved or imposed by the Court 53

“Scheme Court Hearing” the hearing of the Court to sanction the Scheme under section 899 of the Companies Act “Scheme Court Order” the order of the Court sanctioning the Scheme under section 899 of the Companies Act “Scheme Document” the document to be dispatched to (among others) BTG Shareholders including, among other things, details of the Scheme required by section 897 of the Companies Act, the full terms and conditions of the Scheme and the notices of the BTG Meetings “Scheme Record Time” the time and date to be specified as such in the Scheme Document or such later time and/or date as BTG and Bravo Bidco may agree “Scheme Shareholders” “Scheme Shares” holders of Scheme Shares means together: (a) the BTG Shares in issue at the date of the Document and which remain in issue at the Record Time; any BTG Shares issued after the date of the Scheme Scheme (b) Scheme Document and before the Voting Record Time and which remain in issue at the Scheme Record Time; and any BTG Shares issued at or after the Voting Record Time and before the Scheme Record Time in respect of which the original or any subsequent holders thereof are, or shall have agreed in writing to be, bound by the Scheme and, in each case, which remain in issue at the Scheme Record Time, (c) excluding, in any case, any BTG Shares held in treasury or by or on behalf of Boston Scientific, Bravo Bidco and their subsidiaries, subsidiary undertakings, associated undertakings at the Scheme Record Time “Significant Interest” in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of (i) the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking or (ii) the relevant partnership interest Spanish Law No. 15/2007 on the Defence of Competition (as amended), including Royal Decree No. 261/2008, implementing the Act “Spanish Competition Act” “Takeover Offer” should the Acquisition be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Bravo Bidco to acquire the entire issued and to be issued share capital of BTG and, where the context requires, any subsequent revision, variation, extension or renewal of such offer and includes any election available thereunder 54

“Third Party” each of a central bank, government or governmental (including municipal or local governmental), quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, court tribunal, trade or professional agency, association, institution, environmental body, employee representative body, or any sub-division, agency, commission or other authority of any of the foregoing or any other equivalent body or person whatsoever in any jurisdiction “UK” or “United Kingdom” the United Kingdom of Great Britain and Northern Ireland “US” the United States of America “US Exchange Act” “Voting Record Time” the US Securities Exchange Act of 1934, as amended the date and time specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting or the General Meeting will be determined, expected to be 6:00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6:00 p.m. on the day which is two days before the date of such adjourned meeting “Wider BTG Group” BTG and its subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which BTG and all such undertakings (aggregating their interests) have a Significant Interest (but excluding the Wider Boston Scientific Group) “Wider Boston Scientific Group” Boston Scientific, Bravo Bidco and their subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which Boston Scientific, Bravo Bidco and all such undertakings (aggregating their interests) have a Significant Interest (but excluding the Wider BTG Group) For the purposes of this Announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given thereto by the Companies Act. All references to “pounds”, “pounds Sterling”, “Sterling”, “£”, “pence”, “penny” and “p” are to the lawful currency of the United Kingdom and all references to “USD” and “$” are to the lawful currency of the United States of America. All the times and/or dates (other than references to Business Days) referred to in this Announcement are to those times and/or dates as determined by Greenwich Mean Time, unless otherwise stated. References to the singular include the plural and vice versa. 55